Exhibit 4.4


                              DATED ___ October, 2002

                          HOLMES FINANCING (NO. 6) PLC

                                       and

                              THE BANK OF NEW YORK

                                       and

                       JPMORGAN CHASE BANK, LONDON BRANCH

                                       and
                                       ___

                                       and

                               ABBEY NATIONAL PLC

                                       and

                          CITIBANK N.A., LONDON BRANCH

                                       and

                      JPMORGAN CHASE BANK, NEW YORK BRANCH

                                       and

                        J.P. MORGAN BANK LUXEMBOURG S.A.

                                       and
                                       ___

                                       and
                                        ___

                             SPV MANAGEMENT LIMITED

                       -----------------------------------

                           SIXTH ISSUER DEED OF CHARGE

                       -----------------------------------


                                  ALLEN & OVERY
                                     London
                                  ICM:572260.1


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                                    CONTENTS

Clause                                                                      Page

1.  Interpretation............................................................5
2.  Sixth Issuer's Covenant to Pay............................................6
3.  Security and Declaration of Trust.........................................6
4.  Release of Sixth Issuer Charged Property..................................8
5.  Payments out of the Sixth Issuer Transaction Accounts, the Sixth Issuer
    Liquidity.................................................................9
6.  Payments out of the Sixth Issuer Bank Accounts upon Enforcement..........12
7.  Conflict.................................................................20
8.  Modification.............................................................22
9.  The Security Trustee's Powers............................................23
10. Receiver.................................................................26
11. Protection of Third Parties..............................................29
12. Protection of Security Trustee and Receiver..............................30
13. Expenses and Indemnity...................................................30
14. Protection of Security...................................................32
15. Crystallisation..........................................................33
16. Power of Attorney, etc...................................................34
17. Other Security, etc......................................................34
18. Avoidance of Payments....................................................35
19. Set off..................................................................36
20. Execution of Documents...................................................36
21. Exercise of Certain Rights...............................................37
22. Covenants and Warranties.................................................39
23. Provisions Supplemental to the Trustee Act 1925..........................42
24. Supplemental Provisions regarding the Security Trustee...................48
25. Remuneration and Indemnification of the Security Trustee.................51
26. Appointment of New Security Trustee and Removal of Security Trustee......53
27. Retirement of Security Trustee...........................................54
28. Trust Indenture Act Prevails.............................................54
29. Notices and Demands......................................................54
30. Further Provisions.......................................................57
31. Choice of Law............................................................58


Schedules

1.  Power of Attorney........................................................60
2.  Form of Notice of Assignment and Consent to Assignment...................62

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THIS DEED OF CHARGE is made on ___ October, 2002

BETWEEN

(1) HOLMES FINANCING (NO. 6) PLC (registered number 4359738) a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (the "SIXTH ISSUER");

(2) THE BANK OF NEW YORK whose principal office is at One Canada Square, London E14 5AL (in its capacity as the "SIXTH ISSUER SECURITY TRUSTEE" which expression shall include such person and all other persons for the time being acting as the security trustee or security trustees pursuant to this Deed);

(3) THE BANK OF NEW YORK whose principal office is at One Canada Square, London E14 5AL (in its capacity as the "NOTE TRUSTEE" which expression shall include such person and all other persons for the time being acting as the note trustee or note trustees for the Noteholders pursuant to the Sixth Issuer Trust Deed);

(4) JPMORGAN CHASE BANK, LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch) whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT (in its capacity as the "AGENT BANK" which expression shall include such person and all other persons for the time being acting as agent bank for the time being pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement);

(5) JPMORGAN CHASE BANK, LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch) whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT (in its capacity as the "PRINCIPAL PAYING AGENT" which expression shall include such person and all other persons for the time being acting as principal paying agent pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement);

(6) ___ (in its capacity as the "SIXTH ISSUER LIQUIDITY FACILITY PROVIDER" which expression shall include such person and all other persons for the time being acting as liquidity facility provider to the Sixth Issuer for the time being pursuant to the Sixth Issuer Liquidity Facility Agreement);

(7) ABBEY NATIONAL PLC (registered number 02294747) a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London, NW1 3AN (in its capacity as cash manager under the Sixth Issuer Cash Management Agreement, the "SIXTH ISSUER CASH MANAGER" which expression shall include such person and all other persons for the time being acting as cash manager pursuant to the Sixth Issuer Cash Management Agreement);

(8) ABBEY NATIONAL PLC (registered number 02294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey House, Baker Street, London, NW1 6XL operating through its office at 21 Prescot Street, London E1 8AD (in its capacity as the "SIXTH ISSUER STERLING ACCOUNT BANK" which expression shall include such person and all other persons for the time being acting as sterling account bank to the Sixth Issuer pursuant to the Sixth Issuer Bank Account Agreement);

(9) CITIBANK N.A., LONDON BRANCH, whose principal office is at 336 Strand, London WC2R 1HB (in its capacity as the "SIXTH ISSUER NON-STERLING ACCOUNT BANK" which expression shall include such person and all other persons for the time being acting as non-


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                                       2


      sterling account bank to the Sixth Issuer pursuant to the Sixth Issuer Bank Account Agreement);

(10) JPMORGAN CHASE BANK, NEW YORK BRANCH whose principal office is at 450 West 33rd Street, New York, NY 10001-2697 (in its capacity as the "US PAYING AGENT" which expression shall include such person and all other persons for the time being acting as US paying agent pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement);

(11) UBS AG, ZURICH acting through its office at Bahnhofstrasse 45, CH-8098 Zurich, Switzerland (in its capacity as the "SWISS PRINCIPAL PAYING AGENT" which expression shall include such person and all other persons for the time being acting as the Swiss principal paying agent pursuant to the Sixth Issuer Swiss Paying Agent and Agent Bank Agreement);

(12) UBS AG, ZURICH acting through its office at Bahnhofstrasse 45, CH-8098 Zurich, Switzerland (in its capacity as the "SWISS AGENT BANK" which expression shall include such person and all other persons for the time being acting as the Swiss agent bank pursuant to the Sixth Issuer Swiss Paying Agent and Agent Bank Agreement);

(13) J.P. MORGAN BANK LUXEMBOURG S.A., acting through its office at 5 rue Plaetis, L-2238, Luxembourg, Grand Duchy of Luxembourg (in its capacity as the "REGISTRAR" which expression shall, include such person and all other persons for the time being acting as the registrar or registrars pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement);

(14) J.P. MORGAN BANK LUXEMBOURG S.A., acting through its office at 5 rue Plaetis, L-2238, Luxembourg, Grand Duchy of Luxembourg (in its capacity as the "TRANSFER AGENT" which expression shall, include such person and all other persons for the time being acting as the transfer agent or transfer agents pursuant to the Sixth Issuer Paying Agent and Agent Bank Agreement);

(15) ___ in its capacity as: (1) the Series 1 Class A dollar currency swap counterparty under the Series 1 Class A Dollar Currency Swap Agreement (the "SERIES 1 CLASS A DOLLAR CURRENCY SWAP PROVIDER"); (2) the Series 1 Class B dollar currency swap counterparty under the Series 1 Class B Dollar Currency Swap Agreement (the "SERIES 1 CLASS B DOLLAR CURRENCY SWAP PROVIDER"); (3) the Series 1 Class C dollar currency swap counterparty under the Series 1 Class C Dollar Currency Swap Agreement (the "SERIES 1 CLASS C DOLLAR CURRENCY SWAP PROVIDER"); (4) the Series 2 Class A dollar currency swap counterparty under the Series 2 Class A Dollar Currency Swap Agreement (the "SERIES 2 CLASS A DOLLAR CURRENCY SWAP PROVIDER"); (5) the Series 2 Class B dollar currency swap counterparty under the Series 2 Class B Dollar Currency Swap Agreement (the "SERIES 2 CLASS B DOLLAR CURRENCY SWAP Provider"); (6) the Series 2 Class C dollar currency swap counterparty under the Series 2 Class C Dollar Currency Swap Agreement (the "SERIES 2 CLASS C DOLLAR CURRENCY SWAP PROVIDER"); (7) the Series 4 Class A1 dollar currency swap counterparty under the Series 4 Class A1 Dollar Currency Swap Agreement (the "SERIES 4 CLASS A1 DOLLAR CURRENCY SWAP PROVIDER"); (8) the Series 4 Class B dollar currency swap counterparty under the Series 4 Class B Dollar Currency Swap Agreement (the "SERIES 4 CLASS B DOLLAR CURRENCY SWAP PROVIDER"); and the Series 4 Class C dollar currency swap counterparty under the Series 4 Class C Dollar Currency Swap Agreement (the "SERIES 4 CLASS C DOLLAR CURRENCY SWAP PROVIDER");

(16) ___ in its capacity as the Series 4 Class A2 Swiss Franc Currency Swap Counterparty under the Series 4 Class A2 Swiss Franc Currency Swap Agreement (the "SERIES 4 CLASS A2 SWISS FRANC CURRENCY SWAP PROVIDER");


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                                       3



(17) ___ in its capacity as: (1) the Series 3 Class A euro currency swap counterparty under the Series 3 Class A Euro Currency Swap Agreement (the "SERIES 3 CLASS A EURO CURRENCY SWAP PROVIDER"); (2) the Series 3 Class B euro currency swap counterparty under the Series 3 Class B Euro Currency Swap Agreement (the "SERIES 3 CLASS B EURO CURRENCY SWAP PROVIDER"); and
      (3) the Series 3 Class C euro currency swap counterparty under the Series 3 Class C Euro Currency Swap Agreement (the "SERIES 3 CLASS C EURO CURRENCY SWAP PROVIDER); and

(18) SPV MANAGEMENT LIMITED (registered number 2548079), whose registered office is at 78 Cannon Street, London EC4N 6HH as the corporate services provider to the Sixth Issuer under the Sixth Issuer Corporate Services Agreement (the "CORPORATE SERVICES PROVIDER" which expression shall include such person and all other persons for the time being acting as corporate services provider to the Sixth Issuer pursuant to the Sixth Issuer Corporate Services Agreement).

WHEREAS:

(A) This Deed secures and will secure, inter alia, the Sixth Issuer Secured Obligations.

(B) The Sixth Issuer will on the date of this Deed issue the Sixth Issuer Notes pursuant to the Sixth Issuer Trust Deed.

(C) By the Sixth Issuer Paying Agent and Agent Bank Agreement, the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank have agreed to provide certain agency services on behalf of the Sixth Issuer in relation to the Sixth Issuer Notes (other than the Series 4 Class A2 Fifth Issuer Notes) for the benefit of the Noteholders.

(D) By the Sixth Issuer Swiss Paying Agent and Agent Bank Agreement, the Swiss Paying Agents and the Agent Bank have agreed to provide certain agency services on behalf of the Sixth Issuer in relation to the Series 4 Class A2 Sixth Issuer Notes for the benefit of the Noteholders.

(E) By the Sixth Issuer Liquidity Facility Agreement, the Sixth Issuer Liquidity Facility Provider has agreed to make a liquidity facility available to the Sixth Issuer to enable the Sixth Issuer to meet certain obligations, including its obligations under the Sixth Issuer Notes, in the event that the Sixth Issuer has insufficient money to meet those obligations.

(F) By the Sixth Issuer Cash Management Agreement, the Sixth Issuer Cash Manager has agreed to act as cash manager and to provide certain administration and cash management services to the Sixth Issuer.

(G) By the Sixth Issuer Bank Account Agreement, the Sixth Issuer Sterling Account Bank and the Sixth Issuer Non-Sterling Account Bank have agreed to provide certain bank account services to the Sixth Issuer.

(H) By the Series 1 Class A Dollar Currency Swap Agreement, the Series 1 Class A Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 1 Class A Sixth Issuer Notes.

(I) By the Series 1 Class B Dollar Currency Swap Agreement, the Series 1 Class B Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 1 Class B Sixth Issuer Notes.

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                                       4



(J) By the Series 1 Class C Dollar Currency Swap Agreement, the Series 1 Class C Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 1 Class C Sixth Issuer Notes.

(K) By the Series 2 Class A Dollar Currency Swap Agreement, the Series 2 Class A Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 2 Class A1 Sixth Issuer Notes.

(L) By the Series 2 Class B Dollar Currency Swap Agreement, the Series 2 Class B Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 2 Class B Sixth Issuer Notes.

(M) By the Series 2 Class C Dollar Currency Swap Agreement, the Series 2 Class C Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 2 Class C Sixth Issuer Notes.

(N) By the Series 4 Class A1 Dollar Currency Swap Agreement, the Series 4 Class A1 Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 4 Class A1 Sixth Issuer Notes;

(O) By the Series 4 Class B Dollar Currency Swap Agreement, the Series 4 Class B Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 4 Class B Sixth Issuer Notes;

(P) By the Series 4 Class C Dollar Currency Swap Agreement, the Series 4 Class C Dollar Currency Swap Provider has agreed to enter into a dollar/sterling currency swap with the Sixth Issuer in relation to the Series 4 Class C Sixth Issuer Notes;

(Q) By the Series 3 Class A Euro Currency Swap Agreement, the Series 3 Class A Euro Currency Swap Provider has agreed to enter into a euro/sterling currency swap with the Sixth Issuer in relation to the Series 3 Class A Sixth Issuer Notes.

(R) By the Series 3 Class B Euro Currency Swap Agreement, the Series 3 Class B Euro Currency Swap Provider has agreed to enter into a euro/sterling currency swap with the Sixth Issuer in relation to the Series 3 Class B Sixth Issuer Notes.

(S) By the Series 3 Class C Euro Currency Swap Agreement, the Series 3 Class C Euro Currency Swap Provider has agreed to enter into a euro/sterling currency swap with the Sixth Issuer in relation to the Series 3 Class C Sixth Issuer Notes.

(T) By the Series 4 Class A2 Swiss Franc Currency Swap Agreement, the Series 4 Class A2 Swiss Franc Currency Swap Provider has agreed to enter into a Swiss franc/sterling currency swap with the Sixth Issuer in relation to the Series 2 Class A2 Sixth Issuer Notes.

(Q) By the Sixth Issuer Corporate Services Agreement, the Corporate Services Provider has agreed to act as corporate services provider to the Sixth Issuer.

IT IS AGREED as follows:

1.    INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule signed for the purposes of identification

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                                       5


      by Allen & Overy and Slaughter and May on ___ October, 2002 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto ___) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule and CLAUSE 2 of the Sixth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule, the Sixth Issuer Master Definitions and Construction Schedule shall prevail.

2.    SIXTH ISSUER'S COVENANT TO PAY

      The Sixth Issuer covenants with and undertakes to the Sixth Issuer Security Trustee for itself and on trust for the Sixth Issuer Secured Creditors that it will, subject to the provisions of the Transaction Documents to which the Sixth Issuer is a party:

      (a) duly and punctually pay and discharge all monies and liabilities whatsoever which now are or at any time hereafter may (whether before or after demand) become due and payable to the Sixth Issuer Security Trustee (whether for its own account or as trustee for the Sixth Issuer Secured Creditors) or any of the other Sixth Issuer Secured Creditors by the Sixth Issuer whether actually or contingently, under this Deed or any other Sixth Issuer Transaction Document; and

      (b) observe, perform and satisfy all its other obligations and liabilities under this Deed and/or any other Sixth Issuer Transaction Document.

3.    SECURITY AND DECLARATION OF TRUST

3.1   CONTRACTUAL RIGHTS

      The Sixth Issuer, by way of first fixed security for the payment or discharge of the Sixth Issuer Secured Obligations, subject to CLAUSE 4 (Release of Sixth Issuer Charged Property), hereby charges, conveys, transfers and assigns by way of security to the Sixth Issuer Security Trustee all of its right, title, interest and benefit, present and future, in, to and under the Sixth Issuer Transaction Documents including, without limitation, all rights to receive payment of any amounts which may become payable to the Sixth Issuer thereunder and all payments received by the Sixth Issuer thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof, TO HOLD the same unto the Sixth Issuer Security Trustee absolutely.

3.2   SIXTH ISSUER TRANSACTION ACCOUNTS

      The Sixth Issuer, by way of first fixed security for the payment or discharge of the Sixth Issuer Secured Obligations, subject to CLAUSE 4 (Release of Sixth Issuer Charged Property), hereby charges and assigns by way of first fixed charge in favour of the Sixth Issuer Security Trustee all its right, title, interest and benefit, present and future, in and to all monies now or at any time hereafter standing to the credit of the Sixth Issuer Transaction Accounts, together

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                                       6




      with all interest accruing from time to time thereon and the debt represented thereby, TO HOLD the same unto the Sixth Issuer Security Trustee absolutely.

3.3   SIXTH ISSUER LIQUIDITY FACILITY STAND-BY ACCOUNT

      The Sixth Issuer, by way of first fixed security for the payment or discharge of the Sixth Issuer Secured Obligations, subject to CLAUSE 4 (Release of Sixth Issuer Charged Property), hereby charges and assigns by way of first fixed charge in favour of the Sixth Issuer Security Trustee all its right, title, interest and benefit, present and future, in and to all monies now or at any time hereafter standing to the credit of the Sixth Issuer Liquidity Facility Stand-by Account together with all interest accruing from time to time thereon and the debt represented thereby, TO HOLD the same unto the Sixth Issuer Security Trustee absolutely.

3.4   AUTHORISED INVESTMENTS

      The Sixth Issuer, by way of first fixed security for the payment or discharge of the Sixth Issuer Secured Obligations, subject to CLAUSE 4 (Release of Sixth Issuer Charged Property), hereby charges by way of first fixed charge in favour of the Sixth Issuer Security Trustee all its right, title, interest and benefit, present and future, in and to such Authorised Investments to be made from time to time by or on behalf of the Sixth Issuer using monies standing to the credit of the Sixth Issuer Transaction Accounts and/or the Sixth Issuer Liquidity Facility Stand-by Account and all monies, income and proceeds payable thereunder or accrued thereon and the benefit of all covenants relating thereto and all rights and remedies for enforcing the same, TO HOLD the same unto the Sixth Issuer Security Trustee absolutely.

3.5   FLOATING CHARGE

      The Sixth Issuer, by way of security for the payment or discharge of the Sixth Issuer Secured Obligations, subject to CLAUSE 4 (Release of Sixth Issuer Charged Property), hereby charges to the Sixth Issuer Security Trustee by way of first floating charge the whole of its undertaking and all its property and assets whatsoever and wheresoever, present and future, including without limitation its uncalled capital, other than any property or assets from time to time or for the time being by CLAUSES 3.1 (Contractual Rights) to 3.4 (Authorised Investments) (inclusive) effectively charged by way of fixed charge or otherwise effectively assigned as security.

3.6   FULL TITLE GUARANTEE

      Each of the dispositions of or charges over property effected in or pursuant to CLAUSES 3.1 (Contractual Rights) to 3.5 (Floating Charge) (inclusive) is made with full title guarantee.

3.7   ACKNOWLEDGEMENTS AND UNDERTAKINGS

      Each of the Sixth Issuer Secured Creditors hereby acknowledges the assignments, charges and other security interests made or granted by the foregoing provisions of this CLAUSE 3 (Security and Declaration of Trust) and undertakes to the Sixth Issuer Security Trustee not to do anything inconsistent with the security given under or pursuant to this Deed or knowingly to prejudice the security granted to the Sixth Issuer Security Trustee pursuant to this CLAUSE 3 (Security and Declaration of Trust) or the Sixth Issuer Charged Property or the Sixth Issuer Security Trustee's interest therein provided that, without prejudice to CLAUSE 10 (Receiver), nothing herein shall be construed as limiting the rights exercisable by the aforesaid parties in accordance with the terms of their respective agreements with the Sixth Issuer.

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                                       7


3.8   DECLARATION OF TRUST

      Each of the Sixth Issuer Secured Creditors hereby declares the Sixth Issuer Security Trustee, and the Sixth Issuer Security Trustee hereby declares itself, trustee of all the covenants, undertakings, charges, assignments, assignations and other security interests made or given or to be made or given under or pursuant to this Deed and the other Sixth Issuer Transaction Documents for the Sixth Issuer Secured Creditors in respect of the Sixth Issuer Secured Obligations owed to each of them respectively upon and subject to the terms and conditions of this Deed.

3.9   SIXTH ISSUER SECURITY TRUSTEE'S DISCRETION

      Subject to CLAUSE 24.6 (Consent of Sixth Issuer Security Trustee), without prejudice to the rights of the Sixth Issuer Security Trustee after the security created under this Deed has become enforceable, the Sixth Issuer hereby authorises the Sixth Issuer Security Trustee, prior to the security created by this Deed becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies under or in respect of the Sixth Issuer Transaction Documents referred to in CLAUSE 3.1 (Contractual Rights) in such manner as in its absolute discretion it shall think fit. For the avoidance of doubt, the Sixth Issuer Security Trustee shall not be required to have regard to the interests of the Sixth Issuer in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by the Sixth Issuer in relation thereto.

4.    RELEASE OF SIXTH ISSUER CHARGED PROPERTY

4.1   ON PAYMENT OR DISCHARGE OF SIXTH ISSUER SECURED OBLIGATIONS

      On the irrevocable and unconditional payment or discharge (or any combination of the foregoing) of all the Sixth Issuer Secured Obligations, the Sixth Issuer Security Trustee, at the request and cost of the Sixth Issuer, shall release, reassign or discharge the Sixth Issuer Charged Property to, or to the order of, the Sixth Issuer.

4.2   ON DISPOSAL OF AUTHORISED INVESTMENTS

      Upon the Sixth Issuer Cash Manager, on behalf of the Sixth Issuer and the Sixth Issuer Security Trustee, making a disposal of an Authorised Investment charged pursuant to CLAUSE 3.4 (Authorised Investments), the Sixth Issuer Security Trustee shall, if so requested by and at the sole cost and expense of the Sixth Issuer, but without being responsible for any loss, costs, claims or liabilities whatsoever occasioned by so acting upon such request, release, reassign or discharge from the encumbrances constituted by this Deed the relevant Authorised Investments, provided that the proceeds of such disposal are paid into an account charged by CLAUSES 3.2 (Sixth Issuer Transaction Accounts) or 3.3 (Sixth Issuer Liquidity Facility Stand-by Account) in accordance with CLAUSE 5.6 (Authorised Investments).

4.3   ON WITHDRAWALS FROM SIXTH ISSUER BANK ACCOUNT

      From time to time, for the avoidance of doubt, there shall be deemed to be released from the encumbrances constituted by this Deed all amounts which the Sixth Issuer Cash Manager, on behalf of the Sixth Issuer and the Sixth Issuer Security Trustee, is permitted to withdraw from the Sixth Issuer Transaction Accounts pursuant to CLAUSES 5.2 (Pre-Enforcement Priorities of Payment) and 5.3 (Payments under Sixth Issuer Cash Management Agreement) and/or from the Sixth Issuer Liquidity Facility Stand-by Account pursuant to CLAUSE 5.4 (Sixth Issuer Liquidity Facility Stand-by Account), any such release to take effect immediately upon the


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      relevant withdrawal being made provided that where the relevant amount is transferred to another bank account of the Sixth Issuer, it shall thereupon become subject to the encumbrances constituted by this Deed in respect of such bank account.

5. PAYMENTS OUT OF THE SIXTH ISSUER TRANSACTION ACCOUNTS, THE SIXTH ISSUER LIQUIDITY FACILITY STAND-BY ACCOUNT, AUTHORISED INVESTMENTS AND APPLICATION OF CASH PRIOR TO ENFORCEMENT

5.1   FOLLOWING SERVICE OF A SIXTH ISSUER NOTE ENFORCEMENT NOTICE

      No payment, transfer or withdrawal from the Sixth Issuer Transaction Accounts or the Sixth Issuer Liquidity Facility Stand-by Account may be made under this CLAUSE 5 (Payments out of the Sixth Issuer Transaction Accounts, the Sixth Issuer Liquidity Facility Stand-by Account, Authorised Investments and application of cash prior to enforcement) at any time after a Sixth Issuer Note Enforcement Notice has been served in respect of the Sixth Issuer.

5.2   PRE-ENFORCEMENT PRIORITIES OF PAYMENT

      Notwithstanding the security rights created by or pursuant to CLAUSE 3 (Security and Declaration of Trust), but prior to the security created by this Deed having become enforceable and the Sixth Issuer Security Trustee having taken steps to enforce such security, the Sixth Issuer Cash Manager, on behalf of the Sixth Issuer and the Sixth Issuer Security Trustee, shall withdraw, or shall instruct the Sixth Issuer Sterling Account Bank or cause the Sixth Issuer Sterling Account Bank and/or, as appropriate, the Sixth Issuer Non-Sterling Account Bank to be instructed, to withdraw (unless the intended recipient of the relevant payment agrees otherwise) monies from the Sixth Issuer Transaction Accounts (subject to CLAUSE 5.11 (VAT) below) to be applied in the order of priority on the specified dates (and in each case only if and to the extent that payments or provisions of a higher order of priority have been made in full) as set out in SCHEDULE 2 of the Sixth Issuer Cash Management Agreement (the "SIXTH ISSUER PRE-ENFORCEMENT PRIORITY OF PAYMENTS").

5.3   PAYMENTS UNDER SIXTH ISSUER CASH MANAGEMENT AGREEMENT

      Notwithstanding the security rights created by or pursuant to CLAUSE 3 (Security and Declaration of Trust), but prior to the security created by this Deed having become enforceable and the Sixth Issuer Security Trustee having taken any steps to enforce such security, the Sixth Issuer Cash Manager, on behalf of the Sixth Issuer and the Sixth Issuer Security Trustee, shall withdraw, or shall instruct the Sixth Issuer Sterling Account Bank and/or, as appropriate, the Sixth Issuer Non-Sterling Account Bank or cause the Sixth Issuer Sterling Account Bank and/or, as appropriate, the Sixth Issuer Non-Sterling Account Bank to be instructed, to withdraw (unless the intended recipient of the relevant payment agrees otherwise) monies from the Sixth Issuer Transaction Accounts (but only to the extent that such withdrawal does not cause the Sixth Issuer Transaction Accounts to become overdrawn) for application on any Business Day in making any payments due to be made subject to and in accordance with the Sixth Issuer Cash Management Agreement.

5.4   SIXTH ISSUER LIQUIDITY FACILITY STAND-BY ACCOUNT

      If a Sixth Issuer Liquidity Facility Stand-by Drawing has been made pursuant to the terms of the Sixth Issuer Liquidity Facility Agreement, then notwithstanding the security rights created by or pursuant to CLAUSE 3 (Security and Declaration of Trust), but prior to the security created by this Deed having become enforceable and the Sixth Issuer Security Trustee having taken steps to enforce such security, the Sixth Issuer Cash Manager, on behalf of the Sixth

      Issuer and the Sixth Issuer Security Trustee, shall (unless the intended recipient of the relevant payment agrees otherwise) withdraw or instruct the relevant bank to withdraw monies from the Sixth Issuer Liquidity Facility Stand-by Account on the dates specified below (but only to the extent that such withdrawal does not cause the Sixth Issuer Liquidity Facility Stand-by Account to become overdrawn) for application:

      (a) on any Business Day, in investing in Authorised Investments subject to and in accordance with CLAUSE 5.5 (Authorised Investments); or

      (b) on any Interest Payment Date, in making a payment to the Sixth Issuer Sterling Account pursuant to a notice of drawing under CLAUSE
            5.1 of the Sixth Issuer Liquidity Facility Agreement in the circumstances set out in CLAUSE 5.2(D) of the Sixth Issuer Liquidity Facility Agreement; or

      (c) on any Business Day upon which the Sixth Issuer Liquidity Facility Stand-by Drawing has become due and repayable in accordance with the Sixth Issuer Liquidity Facility Agreement, in repayment of the Sixth Issuer Liquidity Facility Stand-by Drawing, together with accrued interest thereon.

5.5   INVESTMENTS IN AUTHORISED INVESTMENTS

      The Sixth Issuer Security Trustee may request the Sixth Issuer Cash Manager to, in the names of the Sixth Issuer Security Trustee and the Sixth Issuer, jointly, invest monies standing from time to time and at any time standing to the credit of the Sixth Issuer Transaction Accounts and/or the Sixth Issuer Liquidity Facility Standby Account in Authorised Investments in accordance with the following provisions:

      (a) any costs properly and reasonably incurred in making and changing investments will be reimbursed to the Sixth Issuer Cash Manager and the Sixth Issuer Security Trustee; and

      (b) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the relevant Sixth Issuer Transaction Account or, as the case may be, the Sixth Issuer Liquidity Facility Standby Account from which the original drawing was made to make the relevant Authorised Investment.

5.6   AUTHORISED INVESTMENTS

      Notwithstanding the security rights created by or pursuant to CLAUSE 3 (Security and Declaration of Trust), Authorised Investments may, on any Business Day, be sold or redeemed or disposed of or realised or otherwise deposited subject always to the other provisions hereof (including without limitation CLAUSE 3.4 (Authorised Investments)).

5.7   MANAGEMENT AND APPLICATION OF FUNDS

      The Sixth Issuer shall take or cause to be taken such action as may from time to time be necessary on its part to ensure that the Sixth Issuer Transaction Accounts shall from time to time be credited with all amounts received by the Sixth Issuer and falling within any of the following categories:

      (a) amounts received by the Sixth Issuer from or on behalf of Funding pursuant to the provisions of the Sixth Issuer Intercompany Loan Agreement;

      (b) interest received on the Sixth Issuer Transaction Accounts and the Sixth Issuer Liquidity Facility Stand-by Account;

      (c) amounts received by the Sixth Issuer in respect of a Sixth Issuer Liquidity Drawing from the Sixth Issuer Liquidity Facility Provider and/or from the Sixth Issuer Liquidity Facility Stand-by Account under the Sixth Issuer Liquidity Facility Agreement;

      (d) amounts received by the Sixth Issuer from the Dollar Currency Swap Provider under the Dollar Currency Swap Agreements;

      (e) amounts received by the Sixth Issuer from the Euro Currency Swap Provider under the Euro Currency Swap Agreements;

      (f) amounts received by the Sixth Issuer from the Swiss Franc Currency Swap Provider under the Swiss Franc Currency Swap Agreement;

      (g) income received by the Sixth Issuer in respect of the proceeds of any Authorised Investments;

      (h) amounts received by the Sixth Issuer from the Sixth Issuer Security Trustee (as security trustee under the Funding Deed of Charge) or a Receiver following the service of a Sixth Issuer Intercompany Loan Enforcement Notice; and

      (i) such other payments received by the Sixth Issuer as are, or ought in accordance with this Deed to be, comprised in the Sixth Issuer Charged Property and which are not otherwise paid into the Sixth Issuer Liquidity Facility Stand-by Account.

5.8   ADDITIONAL AMOUNTS UNDER SIXTH ISSUER LIQUIDITY FACILITY AGREEMENT

      The Sixth Issuer shall take or cause to be taken such action as may from time to time be necessary on its part to ensure that the Sixth Issuer Liquidity Facility Stand-by Account shall from time to time be credited with the amount of any Sixth Issuer Liquidity Facility Stand-by Drawing and the amount of any repayment of a Sixth Issuer Liquidity Drawing during the Sixth Issuer Liquidity Facility Stand-by Drawing Period.

5.9   ENFORCEMENT PRIOR TO SERVICE OF A SIXTH ISSUER NOTE ENFORCEMENT NOTICE

      From and including the time when the security created by this Deed has become enforceable and the Sixth Issuer Security Trustee has taken any steps to enforce such security (but prior to the service of a Sixth Issuer Note Enforcement Notice) all monies received or recovered by the Sixth Issuer Security Trustee or the Receiver for the benefit of the Sixth Issuer Secured Creditors in respect of the Sixth Issuer Secured Obligations shall be held by it on trust to be applied in accordance with CLAUSES 5.2 (Pre-Enforcement Priorities of Payment), 5.3 (Payments under Sixth Issuer Cash Management Agreement), 5.4 (Sixth Issuer Liquidity Facility Stand-by Account), 5.5 (Investments in Authorised Investments)
      5.6 (Authorised Investments), 5.7 (Management and Application of Funds),
      5.8 (Additional Amounts under Sixth Issuer Liquidity Facility Agreement) and 5.10 (Enforcement When Not All Amounts Due and Payable) but as if:

      (a) each of the references in the Sixth Issuer Pre-Enforcement Priority of Payments to the Sixth Issuer Security Trustee included a reference to any Receiver appointed by the Sixth Issuer Security Trustee;

      (b) any reference in the Sixth Issuer Pre-Enforcement Priority of Payments to an amount payable by the Sixth Issuer which is not an Sixth Issuer Secured Obligation were deleted; and

      (c) CLAUSE 5.2 and the Sixth Issuer Pre-Enforcement Priority of Payments were expressed to be subject to the provisions of CLAUSE 5.10 (Enforcement when Not All Amounts Due and Payable).

5.10  ENFORCEMENT WHEN NOT ALL AMOUNTS DUE AND PAYABLE

      If the Sixth Issuer Security Trustee enforces the Sixth Issuer Security at a time when either no amounts or not all amounts owing in respect of the Sixth Issuer Secured Obligations have become due and payable, the Sixth Issuer Security Trustee (or a Receiver) may, for so long as no such amounts or not all such amounts have become due and payable, pay any monies received or recovered by the Sixth Issuer Security Trustee or the Receiver for the benefit of the Sixth Issuer Secured Creditors in respect of the Sixth Issuer Secured Obligations into, and retain such monies in, an interest bearing account to be held by it as security (a "RETENTION ACCOUNT") and applied by it in accordance with CLAUSE 5.2 (Pre-Enforcement Priorities of Payment) on any subsequent Interest Payment Dates or, following the service of a Sixth Issuer Note Enforcement Notice, in accordance with CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon Enforcement).

5.11  VAT

      If any sums which are payable by the Sixth Issuer under CLAUSE 5.2 (Pre-Enforcement Priorities of Payment) or CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon Enforcement) of this Deed are subject to VAT, the Sixth Issuer shall make payment of the amount in respect of VAT to the relevant person in accordance with the order of priorities set out in those clauses.

6.    PAYMENTS OUT OF THE SIXTH ISSUER BANK ACCOUNTS UPON ENFORCEMENT

6.1   AFTER A SIXTH ISSUER NOTE EVENT OF DEFAULT

      From and including the occurrence of a Sixth Issuer Note Event of Default:

      (a) no amount may be withdrawn from the Sixth Issuer Transaction Accounts or the Sixth Issuer Liquidity Facility Stand-by Account without the prior written consent of the Sixth Issuer Security Trustee; and

      (b) if not already crystallised, any charge created by CLAUSE 3 (Security and Declaration of Trust), which is a floating charge, shall crystallise upon service of a notice from the Sixth Issuer Security Trustee to the Sixth Issuer.

6.2 PAYMENT OF SIXTH ISSUER REVENUE RECEIPTS AFTER SERVICE OF A SIXTH ISSUER NOTE ENFORCEMENT NOTICE BUT PRIOR TO THE SERVICE OF A SIXTH ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE

      From and including the time when the Sixth Issuer Security Trustee has served a Sixth Issuer Note Enforcement Notice but prior to the service by the Sixth Issuer Security Trustee of a Sixth Issuer Intercompany Loan Enforcement Notice, all Sixth Issuer Revenue Receipts received or recovered by the Sixth Issuer Security Trustee or the Receiver for the benefit of the Sixth Issuer Secured Creditors in respect of the Sixth Issuer Secured Obligations shall be held by it on trust to be applied, subject to CLAUSE
      6.5 (Sixth Issuer Liquidity Facility Stand-by Account), in accordance with CLAUSES 5.2 (Pre-Enforcement Priorities of Payment), 5.3 (Payments under Sixth Issuer Cash Management Agreement), 5.4 (Sixth Issuer Liquidity Facility Stand-by Account), 5.5 (Investments in Authorised Investments)
      5.6 (Authorised Investments), 5.7 (Management and Application of Funds),
      5.8 (Additional Amounts under Sixth Issuer Liquidity Facility Agreement) and 5.10 (Enforcement When Not All Amounts Due and Payable) but as if:

      (a) each of the references in the Sixth Issuer Pre-Enforcement Revenue Priority of Payments to the Sixth Issuer Security Trustee included a reference to any Receiver appointed by the Sixth Issuer Security Trustee;

      (b) any reference in the Sixth Issuer Pre-Enforcement Revenue Priority of Payments to an amount payable by the Sixth Issuer which is not an Sixth Issuer Secured Obligation were deleted; and

      (c) CLAUSE 5.2 (Pre-Enforcement Priorities of Payment) and the Sixth Issuer Pre-Enforcement Revenue Priority of Payments were expressed to be subject to the provisions of CLAUSE 5.10 (Enforcement When Not All Amounts Due and Payable).

6.3 PAYMENT OF SIXTH ISSUER PRINCIPAL RECEIPTS AFTER SERVICE OF A SIXTH ISSUER NOTE ENFORCEMENT NOTICE BUT PRIOR TO THE SERVICE OF A SIXTH ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE

      From and including the time when the Sixth Issuer Security Trustee has served a Sixth Issuer Note Enforcement Notice but prior to the service by the Sixth Issuer Security Trustee of a Sixth Issuer Intercompany Loan Enforcement Notice, all Sixth Issuer Principal Receipts received or recovered by the Sixth Issuer Security Trustee or the Receiver for the benefit of the Sixth Issuer Secured Creditors in respect of the Sixth Issuer Secured Obligations shall be held by it on trust to be applied on each Interest Payment Date in the following order of priority (in each case only if and to the extent that payments or provisions of a higher order of priority have been made in full):

      (a) firstly, to repay the Sixth Issuer Liquidity Facility Provider in an amount equal to the principal amount (excluding, for the avoidance of doubt, interest and costs) (if any) owing under the Sixth Issuer Liquidity Facility following a drawing thereunder in order to pay principal amounts due on the Series 1 Class A Sixth Issuer Notes and/or the Series 2 Class A Sixth Issuer Notes and/or the Series 3 Class A Sixth Issuer Notes and/or the Series 4 Class A Sixth Issuer Notes;

      (b)   secondly, pro rata and pari passu to repay:

            (i) the Series 1 Class A Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 1 Class A Sixth Issuer Notes);

            (ii) the Series 2 Class A Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 2 Class A1 Sixth Issuer Notes);

            (iii) the Series 3 Class A Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Euro at the Euro Currency Swap Rate applicable to the Series 3 Class A Sixth Issuer Notes);

            (iv) the Series 4 Class A1 Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 4 Class A1 Sixth Issuer Notes);

            (v) the Series 4 Class A2 Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Swiss Francs at the Swiss Franc Euro Currency Swap Rate applicable to the Series 4 Class A2 Sixth Issuer Notes); and

            (vi)  the Series 5 Class A Sixth Issuer Notes;

      (c)   thirdly, pro rata and pari passu to repay:

            (i) the Series 1 Class B Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 1 Class B Sixth Issuer Notes);

            (ii) the Series 2 Class B Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 2 Class B Sixth Issuer Notes);

            (iii) the Series 3 Class B Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Euro at the Euro Currency Swap Rate applicable to the Series 3 Class B Sixth Issuer Notes);

            (iv) the Series 4 Class B Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 4 Class B Sixth Issuer Notes); and

            (v)   the Series 5 Class B Sixth Issuer Notes;

      (d)   fourthly, pro rata and pari passu to repay:

            (i) the Series 1 Class C Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 1 Class C Sixth Issuer Notes);

            (ii) the Series 2 Class C Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 2 Class C Sixth Issuer Notes);

            (iii) the Series 3 Class C Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Euro at the Euro Currency Swap Rate applicable to the Series 3 Class C Sixth Issuer Notes);

            (iv) the Series 4 Class C Sixth Issuer Notes (after converting the relevant portion of the Sixth Issuer Principal Receipts into Dollars at the Dollar Currency Swap Rate applicable to the Series 4 Class C Sixth Issuer Notes); and

            (v)   the Series 5 Class C Sixth Issuer Notes;

6.4 PAYMENT OF SIXTH ISSUER REVENUE RECEIPTS AND SIXTH ISSUER PRINCIPAL RECEIPTS AFTER SERVICE OF A SIXTH ISSUER NOTE ENFORCEMENT NOTICE AND SERVICE OF A SIXTH ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE

      All Sixth Issuer Revenue Receipts and Sixth Issuer Principal Receipts received or recovered by the Sixth Issuer Security Trustee or the Receiver, after the service of a Sixth Issuer Note Enforcement Notice and after the service of a Sixth Issuer Intercompany Loan Enforcement Notice, for the benefit of the Sixth Issuer Secured Creditors in respect of the Sixth Issuer Secured Obligations, shall be held by it in the Sixth Issuer Transaction Accounts on trust to be applied,

      (i)   on each Interest Payment Date; or

      (ii) in respect of amounts due to the Sixth Issuer Transaction Account Banks under paragraph (c) below, when due,

      subject to CLAUSE 6.5 (Sixth Issuer Liquidity Facility Stand-by Account), in the following order of priority (and, in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full):

      (a) firstly, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            (i) the Sixth Issuer Security Trustee and any Receiver appointed by the Sixth Issuer Security Trustee together with interest and any amounts in respect of VAT on those amounts and any amounts then due or to become due in the immediately succeeding Interest Period to the Sixth Issuer Security Trustee and the Receiver under the provisions of this Sixth Issuer Deed of Charge;

            (ii) the Note Trustee together with interest and any amounts in respect of VAT on those amounts and any amounts then due or to become due and payable in the immediately succeeding Interest Period to the Note Trustee under the provisions of the Sixth Issuer Trust Deed; and

            (iii) the Agent Bank, the Paying Agents, the Swiss Paying Agents,
                  the Registrar and the Transfer Agent together with interest and any amounts in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due and payable in the immediately succeeding Interest Period to them under the provisions of the Sixth Issuer Paying Agent and Agent Bank Agreement and the Swiss Sixth Issuer Paying Agent and Agent Bank Agreement (as applicable);

      (b) secondly, towards payment of amounts due and payable to the Sixth Issuer Liquidity Facility Provider under the Sixth Issuer Liquidity Facility Agreement, other than any Sixth Issuer Liquidity Subordinated Amounts;

      (c) thirdly, to pay pro rata and pari passu according to the respective amounts thereof (together with any amounts in respect of VAT on those amounts) (i) due and payable to the Sixth Issuer Cash Manager under the Sixth Issuer Cash Management Agreement and (ii) amounts due and payable to the Corporate Services Provider under the Sixth Issuer Corporate Services Agreement and (iii) amounts due and payable to the Sixth Issuer Account Banks under the Sixth Issuer Bank Account Agreement;

      (d) fourthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) those amounts due and payable by the Sixth Issuer to the Series 1 Class A Dollar Currency Swap Providers pursuant to the Series 1 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 1 Class A Dollar Currency Swap Providers), and from amounts received from the Series 1 Class A Dollar Currency Swap Providers to pay interest and principal due and payable on the Series 1 Class A Sixth Issuer Notes;

            (ii) those amounts due and payable by the Sixth Issuer to the Series 2 Class A Dollar Currency Swap Providers pursuant to the Series 2 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 2 Class A Dollar Currency Swap Providers), and from amounts received from the Series 2 Class A Dollar Currency Swap Provider to pay interest and principal due and payable on the Series 2 Class A Sixth Issuer Notes;

            (iii) those amounts due and payable by the Sixth Issuer to the
                  Series 3 Class A Euro Currency Swap Provider pursuant to the Series 3 Class A Euro Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 3 Class A Euro Currency Swap Provider), and from amounts received from the Series 3 Class A Euro Currency Swap Provider to pay interest and principal due and payable on the Series 3 Class A Sixth Issuer Notes;

            (iv) those amounts due and payable by the Sixth Issuer to the Series 4 Class A1 Dollar Currency Swap Providers pursuant to the Series 4 Class A1 Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class A1 Dollar Currency Swap Providers), and from amounts received from the Series 4 Class A1 Dollar Currency Swap Provider to pay interest and principal due and payable on the Series 4 Class A1 Sixth Issuer Notes;

            (v) those amounts due and payable by the Sixth Issuer to the Series 4 Class A2 Swiss Franc Currency Swap Provider pursuant to the Series 4 Class A2 Swiss Franc Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class A2 Swiss Franc Currency Swap Provider), and from amounts received from the Series 4 Class A2 Swiss Franc Currency Swap Provider to pay interest and principal due and payable on the Series 4 Class A2 Sixth Issuer Notes; and

            (vi) interest and principal due and payable on the Series 5 Class A Sixth Issuer Notes;

      (e) fifthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) those amounts due and payable by the Sixth Issuer to the Series 1 Class B Dollar Currency Swap Providers pursuant to the Series 1 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 1 Class B Dollar Currency Swap Providers), and from amounts received from the Series 1 Class B Dollar Currency Swap Provider to pay interest and principal due and payable on the Series 1 Class B Sixth Issuer Notes;

            (ii) those amounts due and payable by the Sixth Issuer to the Series 2 Class B Dollar Currency Swap Providers pursuant to the Series 2 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 2 Class B Dollar Currency Swap Providers), and from amounts received from the Series 2 Class B Dollar Currency Swap Providers to pay interest and principal due and payable on the Series 2 Class B Sixth Issuer Notes;

            (iii) those amounts due and payable by the Sixth Issuer to the
                  Series 3 Class B Euro Currency Swap Provider pursuant to the Series 3 Class B Euro Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 3 Class B Euro Currency Swap Provider), and from amounts received from the Series 3 Class B Euro Currency Swap Provider to pay interest and principal due and payable on the Series 3 Class B Sixth Issuer Notes;

            (iv) those amounts due and payable by the Sixth Issuer to the Series 4 Class B Dollar Currency Swap Providers pursuant to the Series 4 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class B Dollar Currency Swap Providers), and from amounts received from the Series 4 Class B Dollar Currency Swap Provider to pay interest and principal due and payable on the Series 4 Class B Sixth Issuer Notes; and

            (v) interest and principal due and payable on the Series 5 Class B Sixth Issuer Notes;

      (f) sixthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) those amounts due and payable by the Sixth Issuer to the Series 1 Class C Dollar Currency Swap Providers pursuant to the Series 1 Class C Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 1 Class C Dollar Currency Swap Providers), and from amounts received from the Series 1 Class C Dollar Currency Swap Providers to pay interest and principal due and payable on the Series 1 Class C Sixth Issuer Notes;

            (ii) those amounts due and payable by the Sixth Issuer to the Series 2 Class C Dollar Currency Swap Providers pursuant to the Series 2 Class C Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 2 Class C Dollar Currency Swap Providers), and from amounts received from the Series 2 Class C Dollar Currency Swap Providers to pay interest and principal due and payable on the Series 2 Class C Sixth Issuer Notes;

            (iii) those amounts due and payable by the Sixth Issuer to the
                  Series 3 Class C Euro Currency Swap Provider pursuant to the Series 3 Class C Euro Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 3 Class C Euro Currency Swap Provider), and from amounts received from the Series 3 Class C Euro Currency Swap Provider to pay interest and principal due and payable on the Series 3 Class C Sixth Issuer Notes;

            (iv) those amounts due and payable by the Sixth Issuer to the Series 4 Class C Dollar Currency Swap Providers pursuant to the Series 4 Class C Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class C Dollar Currency Swap Providers), and from amounts received from the Series 4 Class C Dollar Currency Swap Providers to pay interest and principal due and payable on the Series 4 Class C Sixth Issuer Notes; and

            (v) interest and principal due and payable at the Series 5 Class C Sixth Issuer Notes;

      (g) seventhly, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

            (i) any termination payment due to the Series 1 Class A Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 1 Class A Dollar Currency Swap Providers;

            (ii) any termination payment due to the Series 2 Class A Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 2 Class A Dollar Currency Swap Providers;

            (iii) any termination payment due to the Series 3 Class A Euro
                  Currency Swap Provider, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 3 Class A Euro Currency Swap Provider;

            (iv) any termination payment due to the Series 4 Class A1 Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class A1 Dollar Currency Swap Providers; and

            (v) any termination payment due to the Series 4 Class A2 Swiss Franc Currency Swap Provider, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class A2 Swiss Franc Currency Swap Provider;

      (h) eighthly, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

            (i) any termination payment due to the Series 1 Class B Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 1 Class B Dollar Currency Swap Providers;

            (ii) any termination payment due to the Series 2 Class B Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 2 Class B Dollar Currency Swap Providers;

            (iii) any termination payment due to the Series 3 Class B Euro
                  Currency Swap Provider, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 3 Class B Euro Currency Swap Provider; and

            (iv) any termination payment due to the Series 4 Class B Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class B Dollar Currency Swap Providers;

      (i) ninthly, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

            (i) any termination payment due to the Series 1 Class C Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 1 Class C Dollar Currency Swap Providers;

            (ii) any termination payment due to the Series 2 Class C Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 2 Class C Dollar Currency Swap Providers;

            (iii) any termination payment due to the Series 3 Class C Euro
                  Currency Swap Provider, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 3 Class C Euro Currency Swap Provider; and

            (iv) any termination payment due to the Series 4 Class C Dollar Currency Swap Providers, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class C Dollar Currency Swap Providers; and

      (j) tenthly, to pay any Sixth Issuer Liquidity Subordinated Amounts to the Sixth Issuer Liquidity Facility Provider.

6.5   SIXTH ISSUER LIQUIDITY FACILITY STAND-BY ACCOUNT

      After the service of a Sixth Issuer Note Enforcement Notice, all amounts standing to the credit of the Sixth Issuer Liquidity Facility Stand-by Account will be applied in or towards payment of all amounts of principal and interest and any other amounts due or accrued due but unpaid to the Sixth Issuer Liquidity Facility Provider under the Sixth Issuer Liquidity Facility Agreement.



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                                       19


7.    CONFLICT

7.1   SIXTH ISSUER SECURED CREDITORS

      Subject to CLAUSE 7.2 (Noteholders and Sixth Issuer Liquidity Facility Provider) and except as otherwise expressly provided in this Deed, the Sixth Issuer Security Trustee shall have regard to the interests of the Sixth Issuer Secured Creditors only as regards the exercise and performance of all powers, rights, trusts, authorities, duties and discretions of the Sixth Issuer Security Trustee in respect of the Sixth Issuer Charged Property, under this Deed or any other Sixth Issuer Transaction Document to which the Sixth Issuer Security Trustee is a party or the rights or benefits in respect of which are comprised in the Sixth Issuer Charged Property (except where specifically provided otherwise).

7.2   NOTEHOLDERS AND SIXTH ISSUER LIQUIDITY FACILITY PROVIDER

      (a) If (in the Sixth Issuer Security Trustee's sole opinion) there is or may be a conflict of interest between the Class A Sixth Issuer Noteholders and any other Sixth Issuer Secured Creditor (including the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Swap Providers), then, subject to CONDITION 11 of the Sixth Issuer Notes, the Sixth Issuer Security Trustee will have regard to the interests of the Class A Sixth Issuer Noteholders only;

      (b) subject to PARAGRAPH (A) above, if (in the Sixth Issuer Security Trustee's sole opinion) there is or may be a conflict of interest between the Class B Sixth Issuer Noteholders and any other Sixth Issuer Secured Creditor (including the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Swap Providers) then, subject to Condition 11 of the Sixth Issuer Notes, the Sixth Issuer Security Trustee will have regard to the interests of the Class B Sixth Issuer Noteholders only;

      (c) subject to PARAGRAPHS (A) and (B) above, if (in the Sixth Issuer Security Trustee's sole opinion) there is or may be a conflict of interest between the Class C Sixth Issuer Noteholders and any other Sixth Issuer Secured Creditor (including the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Swap Providers) then, subject to Condition 11 of the Sixth Issuer Notes, the Sixth Issuer Security Trustee will have regard to the interests of the Class C Sixth Issuer Noteholders only;

      (d) subject to PARAGRAPHS (A) to (C) above, if (in the Sixth Issuer Security Trustee's sole opinion) there is or may be a conflict between the respective interests of the Sixth Issuer Liquidity Facility Provider and any of the other Sixth Issuer Secured Creditors, other than the Sixth Issuer Noteholders, the Sixth Issuer Security Trustee will have regard to the interests of the Sixth Issuer Liquidity Facility Provider;

      (e) subject to PARAGRAPHS (A) to (D) above and PARAGRAPHS (F) and (G) below, if (in the Sixth Issuer Security Trustee's sole opinion) there is or may be a conflict between the respective interests of
            (i) the Sixth Issuer Swap Providers and (ii) any of the other Sixth Issuer Secured Creditors, other than the Sixth Issuer Noteholders and the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer Security Trustee will have regard to the interests of the Sixth Issuer Swap Providers;

      (f) subject to PARAGRAPH (G) below if, in the Sixth Issuer Security Trustee's sole opinion, there is a conflict among the respective interests of the Dollar Currency Swap Providers, the Euro Currency Swap Provider and the Swiss Franc Currency Swap Provider, then the Sixth Issuer Security Trustee will have regard to the interests of the highest ranking swap providers (being the Series 1 Class A Dollar Currency Swap Providers, the Series 2 Class A Dollar Currency Swap Providers, the Series 3 Class A Euro Currency Swap Provider, the Series 4 Class A1 Dollar Currency Swap Providers and the Series 4 Class A2 Swiss Franc Currency Swap Provider) only; and thereafter the Sixth Issuer Security Trustee will have regard to the next highest ranking swap providers (being the Series 1 Class B Dollar Currency Swap Providers, the Series 2 Class B Dollar Currency Swap Providers, the Series 3 Class B Euro Currency Swap Provider and the Series 4 Class B Dollar Currency Swap Providers); and thereafter the Sixth Issuer Security Trustee will have regard to the next highest ranking swap providers (being the Series 1 Class C Dollar Currency Swap Providers, the Series 2 Class C Dollar Currency Swap Providers, the Series 3 Class C Euro Currency Swap Provider and the Series 4 Class C Dollar Currency Swap Providers);

      (g) if, in the Sixth Issuer Security Trustee's sole opinion, there is a conflict between the respective interests of the Sixth Issuer Swap Providers with the equal ranking as set out in PARAGRAPH (F) above, then the Sixth Issuer Security Trustee will have regard to the interests of the relevant Sixth Issuer Swap Provider or Sixth Issuer Swap Providers in respect of the Sixth Issuer Notes with the greatest principal amount outstanding; and

      (h) subject to PARAGRAPHS (A) to (G) above, if (in the Sixth Issuer Security Trustee's sole opinion) there is or may be a conflict between the respective interests of any of the Sixth Issuer Secured Creditors, other than the Sixth Issuer Noteholders, the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Swap Providers, the Sixth Issuer Security Trustee will have regard to the interests of the Sixth Issuer Secured Creditor who ranks highest in the order of priority of payments set out in CLAUSE 6.4 above.

7.3   ACKNOWLEDGEMENT

      Each of the Sixth Issuer Secured Creditors hereby acknowledges and concurs with the provisions of CLAUSES 7.1 (Sixth Issuer Secured Creditors) and
      7.2 (Noteholders and Sixth Issuer Liquidity Facility Provider) and each of them agrees that it shall have no claim against the Sixth Issuer Security Trustee as a result of the application thereof.

8.    MODIFICATION

8.1   SIXTH ISSUER LIQUIDITY FACILITY PROVIDER AND SIXTH ISSUER SWAP PROVIDERS

      In the event of a proposed waiver or authorisation of any breach or proposed breach of any of the provisions of, or modification to, any of the Transaction Documents in accordance with 24.8 (Modification to Transaction Documents) or CLAUSE 24.9 (Authorisation or Waiver of Breach), the Sixth Issuer Security Trustee will use its reasonable endeavours to determine, within five Business Days of receipt of details thereof, whether such proposed waiver, authorisation or modification will, in its opinion acting reasonably, not be materially prejudicial to the interests of the Sixth Issuer Liquidity Facility Provider or any of the Sixth Issuer Swap Providers.

8.2   REQUEST FOR CONSENT

      (a) If the Sixth Issuer Security Trustee determines within the five Business Day period that the proposed waiver, authorisation or modification would not in its opinion, be materially prejudicial to the interests of the Sixth Issuer Liquidity Facility Provider or any of the Sixth Issuer Swap Providers then the Sixth Issuer Security Trustee shall not be obliged to seek the consent of the Sixth Issuer Liquidity Facility Provider or the Sixth Issuer Swap Providers thereto, or to take any further action pursuant to this CLAUSE 8.2 (Request for Consent).

      (b) If the Sixth Issuer Security Trustee has not, within such period of five Business Days, determined that such proposed waiver, authorisation or modification would not, in its opinion, be materially prejudicial to the interests of the Sixth Issuer Liquidity Facility Provider or any of the Sixth Issuer Swap Providers, then the Sixth Issuer Security Trustee shall give, as soon as is practicable, written notice to the Sixth Issuer Liquidity Facility Provider and/or the relevant Sixth Issuer Swap Providers (as appropriate), setting out the relevant details and requesting its or their consent thereto.

8.3   NOTICE

      Each of the Sixth Issuer Liquidity Facility Provider and, as appropriate, the Dollar Currency Swap Providers, the Euro Currency Swap Provider and the Swiss Franc Currency Swap Provider shall within ten Business Days of receipt of the notice referred to in CLAUSE 8.2 (Request for Consent) (the "RELEVANT PERIOD") notify the Sixth Issuer Security Trustee of:

      (a) its consent (such consent not to be unreasonably withheld or delayed) to such proposed waiver, authorisation or modification; or

      (b) subject to PARAGRAPH (A), its refusal of such consent and reasons for refusal (such refusal not to be unreasonably made and to be considered in the context of the security position of the Sixth Issuer Liquidity Facility Provider and the Dollar Currency Swap Providers, the Euro Currency Swap Provider and the Swiss Franc Currency Swap Provider respectively, under this Deed).

      Any failure by the Sixth Issuer Liquidity Facility Provider or the relevant Sixth Issuer Swap Providers to notify the Sixth Issuer Security Trustee as aforesaid within the Relevant Period shall be deemed to be a consent by the Sixth Issuer Liquidity Facility Provider or the relevant Sixth Issuer Swap Providers (as applicable) to such proposed waiver, authorisation or modification.

9.    THE SIXTH ISSUER SECURITY TRUSTEE'S POWERS

9.1   PRIOR NOTIFICATION

      The Sixth Issuer Security Trustee shall, if reasonably practicable, give prior notification to the Seller of the Sixth Issuer Security Trustee's intention to enforce the security created by this Deed, however, the failure of the Sixth Issuer Security Trustee to provide such notification shall not prejudice the ability of the Sixth Issuer Security Trustee to enforce the security created by this Deed.

9.2   ENFORCEABLE

      The security created under this Deed shall become immediately enforceable and the power of sale and other powers conferred by Section 101 of the Law of Property Act 1925 (the "1925 ACT"), as varied or amended by this Deed, shall be exercisable by the Sixth Issuer Security Trustee at any time following the occurrence of a Sixth Issuer Note Event of Default or, if there are no Sixth Issuer Notes outstanding, following a default in payment on its due date of any other Sixth Issuer Secured Obligations. Without prejudice to the effectiveness of any service of the Sixth Issuer Note Enforcement Notice, the Sixth Issuer Security Trustee shall serve a copy of any Sixth Issuer Note Enforcement Notice on:

      (a)   the Sixth Issuer Liquidity Facility Provider;

      (b)   Funding;

      (c)   each of the Rating Agencies;

      (d)   the Sixth Issuer Account Banks and the Sixth Issuer Cash Manager;

      (e) the Paying Agents, the Swiss Paying Agents, the Registrar, the Transfer Agent and the Agent Bank;

      (f) the Dollar Currency Swap Provider, the Euro Currency Swap Provider and the Swiss Franc Currency Swap Provider;

      (g)   the Corporate Services Provider; and

      (h)   the Note Trustee.

9.3   AMOUNTS DUE

      The Sixth Issuer Secured Obligations shall become due for the purposes of
      Section 101 of the 1925 Act and the statutory power of sale and of appointing a Receiver which are conferred on the Sixth Issuer Security Trustee under the 1925 Act (as varied or extended by this Deed) only (and for no other purpose) and all other powers shall be deemed to arise immediately after execution of this Deed.

9.4   POWER OF SALE

      Section 103 of the 1925 Act shall not apply in relation to any of the charges contained in this Deed and the statutory power of sale (as extended by this Deed) and all other powers shall be exercisable at any time after the occurrence of a Sixth Issuer Note Event of Default.

9.5   LAW OF PROPERTY ACT 1925

      The provisions of the 1925 Act relating to the power of sale and the other powers conferred by Section 101(1) and (2) are hereby extended in relation to the Sixth Issuer (as if such extensions were contained therein) to authorise the Sixth Issuer Security Trustee at its absolute discretion at any time following the occurrence of a Sixth Issuer Note Event of Default and subject to the Sixth Issuer Security Trustee being satisfied as to the indemnification available to it in relation to the exercise of such powers:

      (a) to make demand in the name of the Sixth Issuer Secured Creditors or in its own right for any monies and liabilities in respect of the Sixth Issuer Charged Property;

      (b) to sell the Sixth Issuer's title to or interest in the Sixth Issuer Charged Property, and to do so for any shares, debentures or other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by an Encumbrance or a guarantee, or for such other consideration whatsoever as the

            Sixth Issuer Security Trustee may think fit, and also to grant any option to purchase, and to effect exchanges of, any of the Sixth Issuer Charged Property;

      (c) with a view to or in connection with the sale of the Sixth Issuer Charged Property, to carry out any transaction, scheme or arrangement which the Sixth Issuer Security Trustee may, in its absolute discretion, consider appropriate;

      (d) to insure the Sixth Issuer Charged Property against such risks and for such amounts as the Sixth Issuer Security Trustee may consider prudent; and

      (e) to do all or any of the things or exercise all or any of the powers which are mentioned or referred to in CLAUSE 10.6 (Powers) as if each of them was expressly conferred on the Sixth Issuer Security Trustee by this Deed and which may not be included in PARAGRAPHS (A) to (D) above.

9.6   DELEGATION TO RECEIVER

      In addition and without prejudice to any of its statutory powers, the Sixth Issuer Security Trustee may at any time by deed delegate to the Receiver all or any of the extended powers of leasing, surrendering or accepting surrenders of leases conferred on the Sixth Issuer Security Trustee by this Deed.

9.7   ADDITIONAL POWERS

      The Sixth Issuer Security Trustee shall have the power to insure against any liabilities or obligations arising:

      (a) as a result of the Sixth Issuer Security Trustee acting or failing to act in a certain way (other than which may arise from its negligence or wilful default or that of its officers or employees);

      (b) as a result of any act or failure to act by any person or persons to whom the Sixth Issuer Security Trustee has delegated any of its trusts, rights, powers, duties, authorities or discretions, or appointed as its agent (other than which may arise from such person's negligence or wilful default);

      (c)   in connection with the Sixth Issuer Charged Property; or

      (d) in connection with or arising from the enforcement of the security created by this Deed.

      The Sixth Issuer Security Trustee shall not be under any obligation to insure in respect of such liabilities and/or obligations or to require any other person to maintain insurance, but to the extent that it does so, the Sixth Issuer shall quarterly and on written request pay all insurance premiums and expenses which the Sixth Issuer Security Trustee may properly incur in relation to such insurance. If the Sixth Issuer fails to reimburse the Sixth Issuer Security Trustee, the Sixth Issuer Security Trustee shall be entitled to be indemnified out of the Sixth Issuer Charged Property in respect thereof and, in the case of a Sixth Issuer Note Enforcement Notice having been served, the indemnification of all such insurance premiums and expenses shall be payable in priority to payments to the Sixth Issuer Noteholders and all other Sixth Issuer Secured Creditors and otherwise in accordance with this Deed.

9.8   APPLICATION TO COURT

      The Sixth Issuer Security Trustee may at any time after the occurrence of a Sixth Issuer Note Event of Default apply to the Court for an order that the powers and trusts of this Deed be exercised or carried into execution under the direction of the Court and for the appointment of a Receiver of the Sixth Issuer Charged Property or any part thereof and for any other order in relation to the execution and administration of the powers and trusts hereof as the Sixth Issuer Security Trustee shall deem expedient, and it may assent to or approve any application to the Court made at the instance of any of the Sixth Issuer Noteholders.

9.9   AUTHORISED INVESTMENTS

      Any monies which under the trusts of this Deed ought to or may be invested by the Sixth Issuer Security Trustee after the occurrence of a Sixth Issuer Note Event of Default may be invested in the name or under the control of the Sixth Issuer Security Trustee in any Authorised Investments and the Sixth Issuer Security Trustee may at any time vary or transfer any of such Authorised Investments for or into other such Authorised Investments as the Sixth Issuer Security Trustee at its absolute discretion may determine, and shall not be responsible (save where any loss results from the Sixth Issuer Security Trustee's fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such investments whether by depreciation in value or otherwise, provided that such Authorised Investments were made in accordance with the foregoing provisions.

9.10  DEFICIENCY OR ADDITIONAL PAYMENT

      The Sixth Issuer Security Trustee shall have no responsibility whatsoever to any Sixth Issuer Secured Creditor as regards any deficiency or additional payment, as the case may be, which might arise because the Sixth Issuer Security Trustee is subject to any Tax in respect of the Sixth Issuer Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required to make any withholding or deduction from any payment to any Sixth Issuer Secured Creditor.

9.11  APPLICATION OF FUNDS

      If, after the service of a Sixth Issuer Note Enforcement Notice, the amount of the monies at any time available for payment of principal and interest in respect of any Sixth Issuer Notes under CLAUSE 6 (Payments out of Sixth Issuer Bank Accounts upon enforcement) shall be less than one-tenth of the Principal Amount Outstanding of all the Sixth Issuer Notes then outstanding, the Sixth Issuer Security Trustee may, at its absolute discretion, invest such monies to the extent that it is permitted to do so under the Financial Services and Markets Act 2000 in any Authorised Investments and the Sixth Issuer Security Trustee may at any time vary or transfer any of such Authorised Investments for or into other such Authorised Investments as the Sixth Issuer Security Trustee at its absolute discretion may determine; and such investments with the resulting income thereof may be accumulated until the accumulations, together with any other funds for the time being under the control of the Sixth Issuer Security Trustee and applicable for the purpose, shall amount to a sum equal to at least one-tenth of the Principal Amount Outstanding of all the Sixth Issuer Notes then outstanding and such accumulations and funds shall then be applied in accordance with CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon Enforcement).

10.   RECEIVER

10.1  APPOINTMENT

      At any time following the occurrence of a Sixth Issuer Note Event of Default, the Sixth Issuer Security Trustee may, at its absolute discretion, appoint, by writing or by deed, such person or persons (including an officer or officers of the Sixth Issuer Security Trustee) as the Sixth Issuer Security Trustee thinks fit, to be Receiver, of the Sixth Issuer Charged Property of the Sixth Issuer or any part thereof and, in the case of an appointment of more than one person, to act together or independently of the other or others.

10.2  REMOVAL AND REPLACEMENT

      Except as otherwise required by statute, the Sixth Issuer Security Trustee may by writing or by deed remove a Receiver and appoint another in its place or to act with a Receiver and the Sixth Issuer Security Trustee may apply to the court for an order removing an administrative receiver.

10.3  EXTENT OF APPOINTMENT

      The exclusion of any part of the Sixth Issuer Charged Property from the appointment of the Receiver shall not preclude the Sixth Issuer Security Trustee from subsequently extending its appointment (or that of the Receiver replacing it) to that part of the Sixth Issuer Charged Property or appointing another Receiver over any other part of the Sixth Issuer Charged Property.

10.4  AGENT OF THE SIXTH ISSUER

      The Receiver shall be the agent of the Sixth Issuer and the Sixth Issuer alone shall be responsible for the Receiver's contracts, engagements, acts, omissions, misconduct, negligence or default and for liabilities incurred by him and in no circumstances whatsoever shall the Sixth Issuer Security Trustee be in any way responsible for or incur any liability in connection with his contracts, engagements, acts, omissions, misconduct, negligence or default, and if a liquidator of the Sixth Issuer shall be appointed, the Receiver shall act as principal and not as agent for the Sixth Issuer Security Trustee. Notwithstanding the generality of the foregoing, such Receiver shall in the exercise of his powers, authorities and discretions conform to the regulations (if any) from time to time made and given in writing by the Sixth Issuer Security Trustee.

10.5  REMUNERATION

      The remuneration of the Receiver shall be fixed by the Sixth Issuer Security Trustee and may be or include a commission calculated by reference to the gross amount of all monies received or otherwise and may include remuneration in connection with claims, actions or proceedings made or brought against the Receiver by the Sixth Issuer or any other person or the performance or discharge of any obligation imposed upon him by statute or otherwise, but subject to CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon Enforcement), such remuneration shall be payable hereunder by the Sixth Issuer. The amount of such remuneration shall be paid in accordance with the terms and conditions and in the manner agreed from time to time between the Receiver and the Sixth Issuer Security Trustee.


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                                       26


10.6  POWERS

      The Receiver of the Sixth Issuer, in addition to any powers conferred on a Receiver by statute or common law, shall have the following powers:

      (a) to take possession of, get in and collect the Sixth Issuer Charged Property (or such part thereof in respect of which it may be appointed) or any part thereof including income whether accrued before or after the date of his appointment;

      (b) to carry on, manage, concur in or authorise the management of, or appoint a manager of, the whole or any part of the business of the Sixth Issuer;

      (c) to sell, exchange, license, surrender, release, disclaim, abandon, return or otherwise dispose of or in any way whatsoever deal with the Sixth Issuer Charged Property or any interest in the Sixth Issuer Charged Property or any part thereof for such consideration (if any) and upon such terms (including by deferred payment or payment by instalments) as it may think fit and to concur in any such transaction;

      (d) to sell or concur in selling the whole or any part of the Sixth Issuer's business whether as a going concern or otherwise;

      (e) to appoint, engage, dismiss or vary the terms of employment of any employees, officers, managers, agents and advisers of the Sixth Issuer upon such terms as to remuneration and otherwise and for such periods as he may determine;

      (f) to insure, protect, maintain, repair, alter, improve, replace, exploit, add to and develop or concur in so doing, the Sixth Issuer Charged Property or any part thereof in any manner and for any purpose whatsoever;

      (g) in connection with the exercise or the proposed exercise of any of its powers or in order to obtain payment of its remuneration (whether or not it is already payable), to borrow or raise money from any person without security or on the security of any of the Sixth Issuer Charged Property and generally in such manner and on such terms as it may think fit;

      (h) to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims, disputes and proceedings concerning the Sixth Issuer Charged Property or any part thereof;

      (i) to transfer all or any of the Sixth Issuer Charged Property and/or any of the liabilities of the Sixth Issuer to any other company or body corporate, whether or not formed or acquired for the purpose and to form a subsidiary or subsidiaries of the Sixth Issuer;

      (j) to call up or require the directors of the Sixth Issuer to call up all or any portion of the uncalled capital for the time being of the Sixth Issuer and to enforce payment of any call by action (in the name of the Sixth Issuer or the Receiver as may be thought fit);

      (k) to redeem, discharge or compromise any Encumbrance from time to time having priority to or ranking pari passu with this Deed;

      (l) to effect or maintain indemnity insurance and other insurance (including without limitation the Insurance Policies) and obtain bonds and performance guarantees;

      (m) in connection with the exercise of any of its powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Sixth Issuer or otherwise, as it may think fit, all documents, receipts, registrations, acts or things which it may consider appropriate;

      (n) to exercise any powers, discretions, voting, conversion or other rights or entitlements in relation to any of the Sixth Issuer Charged Property or incidental to the ownership of or rights in or to any of the Sixth Issuer Charged Property and to complete or effect any transaction entered into by the Sixth Issuer and complete, disclaim, abandon or modify all or any of the outstanding contracts or arrangements of the Sixth Issuer relating to or affecting the Sixth Issuer Charged Property;

      (o) to exercise all powers as are described in Schedule 1 to the Insolvency Act 1986, whether or not the Receiver is an "administrative receiver" as defined in that Act;

      (p) to delegate its powers by way of power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed on the terms (including the power to sub-delegate) and subject to any regulations which such Receiver may think fit and such Receiver shall not be liable or responsible in any way to the Sixth Issuer or the Sixth Issuer Security Trustee for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate;

      (q) generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Sixth Issuer Charged Property which it may consider expedient as effectually as if he were solely and absolutely entitled to the Sixth Issuer Charged Property;

      (r)   in addition:

            (i) to do all other acts and things which it may consider desirable or necessary for realising any Sixth Issuer Charged Property or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

            (ii) to exercise in relation to any Sixth Issuer Charged Property all the powers, authorities and things which it would be capable of exercising if he were the absolute beneficial owner of the same, and may use the name of the Sixth Issuer for any of the above purposes; and

      (s) to pay and discharge out of the profits and income of the relevant Sixth Issuer Charged Property and the monies to be made by it in carrying on the business of the Sixth Issuer the expenses incurred in and about the carrying on and management of the business or in the exercise of any of the powers conferred by this CLAUSE 10.6 (Powers) or otherwise in respect of such Sixth Issuer Charged Property and all outgoings which it shall think fit to pay and to apply the residue of the said profits, income or monies in the manner provided by CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon Enforcement) hereof.

      The Sixth Issuer Security Trustee may pay over to the Receiver any monies constituting part of the Sixth Issuer Charged Property to the intent that the same may be applied for the purposes referred to in CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon

      Enforcement) by such Receiver and the Sixth Issuer Security Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver.

11.   PROTECTION OF THIRD PARTIES

11.1  ENQUIRY

      No purchaser from, or other person dealing with, the Sixth Issuer Security Trustee or a Receiver shall be concerned to enquire whether any of the powers exercised or purported to be exercised has arisen or become exercisable, whether the Sixth Issuer Secured Obligations remain outstanding or have become payable, whether the Receiver is authorised to act or as to the propriety or validity of the exercise or purported exercise of any power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters and the protections contained in Sections 104 to 107 of the 1925 Act shall apply to any person purchasing from or dealing with a Receiver or the Sixth Issuer Security Trustee.

11.2  RECEIPTS

      The receipt of the Sixth Issuer Security Trustee or the Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Sixth Issuer Security Trustee or the Receiver.

12.   PROTECTION OF SIXTH ISSUER SECURITY TRUSTEE AND RECEIVER

12.1  LIABILITY

      Neither the Sixth Issuer Security Trustee nor the Receiver of the Sixth Issuer shall be liable to the Sixth Issuer in the absence of breach of the terms of this Deed by them, or wilful default, fraud, negligence or wilful misconduct on their part or that of their officers, employees or agents in respect of any loss or damage which arises out of the exercise or the attempted or purported exercise of or failure to exercise any of their respective powers.

12.2  POSSESSION

      Without prejudice to the generality of CLAUSE 12.3 (Mortgagee in Possession), entry into possession of the Sixth Issuer Charged Property of the Sixth Issuer shall not render the Sixth Issuer Security Trustee or the Receiver of that company liable to account as mortgagee in possession. If and whenever the Sixth Issuer Security Trustee or the Receiver enters into possession of the Sixth Issuer Charged Property, it shall be entitled at any time to go out of such possession.

12.3  MORTGAGEE IN POSSESSION

      Neither the Sixth Issuer Security Trustee nor the Sixth Issuer Secured Creditors shall, by reason of any assignment or other security made under this Deed, be or be deemed to be a mortgagee in possession nor shall they take any action (other than, in the case of the Sixth Issuer Secured Creditors, with the Sixth Issuer Security Trustee's prior written consent) which would be likely to lead to the Sixth Issuer Secured Creditors or the Sixth Issuer Security Trustee becoming a mortgagee in possession in respect of any property referred to in this Deed. The Sixth Issuer Security Trustee, in its absolute discretion, may at any time, serve


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                                       29


      a written notice on the Sixth Issuer Secured Creditors requiring the Sixth Issuer Secured Creditors from the date such notice is served to obtain the Sixth Issuer Security Trustee's prior written consent before taking any action which would be likely to lead to the Sixth Issuer Secured Creditors or the Sixth Issuer Security Trustee becoming a mortgagee in possession in respect of any property referred to in this Deed.

13.   EXPENSES AND INDEMNITY

13.1  EXPENSES

      The Sixth Issuer covenants with and undertakes to the Sixth Issuer Security Trustee to reimburse or pay to the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer (on the basis of a full indemnity) the amount of all costs (including legal costs), charges and expenses (including insurance premiums) properly incurred or sustained by the Sixth Issuer Security Trustee or the Receiver (including, for the avoidance of doubt, any such costs, charges and expenses arising from any act or omission of, or proceedings involving, any Fourth person) in connection with:

      (a) the exercise or the attempted exercise, or the consideration of the exercise by or on behalf of the Sixth Issuer Security Trustee or the Receiver of any of the powers of the Sixth Issuer Security Trustee or the Receiver, and the enforcement, preservation or attempted preservation of this Deed (or any of the charges contained in or granted pursuant to it) or any of the Sixth Issuer Charged Property or any other action taken by or on behalf of the Sixth Issuer Security Trustee or the Receiver with a view to or in connection with the recovery by the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer Secured Obligations from the Sixth Issuer or any other person; or

      (b) the carrying out of any other act or matter which the Sixth Issuer Security Trustee or the Receiver may reasonably consider to be necessary for the preservation, improvement or benefit of the Sixth Issuer Charged Property.

13.2  INDEMNITY

      The Sixth Issuer agrees to indemnify the Sixth Issuer Security Trustee and the Receiver of the Sixth Issuer, on an after-Tax basis, from and against all losses, actions, claims, costs (including legal costs on a full indemnity basis), expenses (including insurance premiums), demands and liabilities whether in contract, tort, delict or otherwise now or hereafter properly sustained or incurred by the Sixth Issuer Security Trustee or the Receiver or by any person for whose liability, act or omission the Sixth Issuer Security Trustee or the Receiver may be answerable, in connection with anything done or omitted to be done under or pursuant to this Deed or any other Transaction Document to which such entity is a party, or in the exercise or purported exercise of the powers herein contained, or occasioned by any breach by the Sixth Issuer of any of its covenants or other obligations to the Sixth Issuer Security Trustee, or in consequence of any payment in respect of the Sixth Issuer Secured Obligations (whether made by the Sixth Issuer or a third person) being declared void or impeached for any reason whatsoever save where the same arises as the result of the fraud, negligence or wilful default of the Sixth Issuer Security Trustee or the Receiver or their respective officers or employees or breach by the Sixth Issuer Security Trustee or the Receiver or their respective officers or employees of the terms of this Deed.


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                                       30


13.3  TAXES

      All sums payable by the Sixth Issuer under this Deed are deemed to be exclusive of any amount in respect of VAT. If, pursuant to any provision of this Deed, the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer makes any taxable or deemed taxable supply to the Sixth Issuer, then the Sixth Issuer shall pay to the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer (as the case may be) (in addition to the consideration for the supply) an amount equal to the VAT charged in respect of such taxable or deemed taxable supply against production of a valid VAT invoice.

      If the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer shall make any payment for a taxable or deemed taxable supply to it pursuant to or in connection with this Deed and any such payment shall bear VAT which is Irrecoverable VAT the Sixth Issuer shall indemnify the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer (as the case may be) on demand for an amount equal to such Irrecoverable VAT so far as it has not been taken into account in computing the amount of any payment made by the Sixth Issuer to the Sixth Issuer Security Trustee or the Receiver of the Sixth Issuer under any other indemnity contained in this Deed.

13.4  INTEREST

      All sums payable by the Sixth Issuer under CLAUSES 25.3 (Disputes), 25.4 (Expenses) and 25.5 (Indemnity) shall be payable on demand and:

      (a) in the case of payments actually made by the Sixth Issuer Security Trustee prior to the demand, shall carry interest at the rate per annum which is 1 per cent. per annum higher than the base rate of the Agent Bank for the time being from the first Business Day following the date of the same being demanded to the date of actual payment (provided that such demand shall be made on a Business Day, otherwise interest shall be payable from the second Business Day following the date of the demand to the date of actual payment); and

      (b) in all other cases, shall carry interest at such rate from the date 14 days after the date of the same being demanded or (where the demand specifies that payment by the Sixth Issuer Security Trustee will be made on an earlier date provided such earlier date is a business day) from such earlier date (not being earlier than the Business Day following the date of such demand) to the date of actual payment.

      Any amounts payable pursuant to CLAUSES 25.1 and 25.2 (Remuneration, Additional Remuneration) shall carry interest at the aforesaid rate from the due date thereof to the date of actual payment.

13.5  STAMP DUTIES

      The Sixth Issuer shall, to the extent permitted by applicable United Kingdom law, pay all stamp duties and other duties or documentary Taxes of a similar nature, including for the avoidance of doubt any duty levied under the Stamp Act 1891 as amended and supplemented, (if any) payable on or arising out of or in consequence of:

      (a) the creation of the security constituted by or pursuant to this Deed; and

      (b) the execution and delivery of this Deed and documents executed pursuant hereto and the other Sixth Issuer Transaction Documents (except where such obligation to pay such stamp duties and other duties on documentary Taxes of a similar nature is expressed to be the obligation of any other party to the Sixth Issuer Transaction Documents).

14.   PROTECTION OF SECURITY

      The Sixth Issuer further covenants with and undertakes to the Sixth Issuer Security Trustee from time to time (and, for the purposes mentioned in PARAGRAPH (A) below, notwithstanding that the Sixth Issuer Security Trustee may not have served a Sixth Issuer Note Enforcement Notice) upon demand to execute, at the Sixth Issuer's own cost any document or do any act or thing (other than any amendment hereto ___) which the Sixth Issuer Security Trustee may specify:

      (a) with a view to registering or perfecting any charge or other security created or intended to be created by or pursuant to this Deed (including the perfecting of the conversion of any floating charge to a fixed charge pursuant to CLAUSE 15.1 (Notice) or 15.2 (Automatic Crystallisation)); or

      (b) with a view to facilitating the exercise or the proposed exercise of any of their powers or the realisation of any of the Sixth Issuer Charged Property; or

      (c) with a view to protecting the encumbrances created by or pursuant to this Deed,

      provided that the Sixth Issuer shall not be obliged to execute any further documentation or take any other action or steps to the extent that it would breach a restriction in any such agreement to which it is party relating to assignment, transferring, charging or sharing of possession/rights of such benefit.

15.   CRYSTALLISATION

15.1  NOTICE

      In addition and without prejudice to any other event resulting in a crystallisation of the floating charge created by this Deed or any other right the Sixth Issuer Security Trustee may have, the Sixth Issuer Security Trustee may, at any time, if:

      (a) a Potential Sixth Issuer Note Event of Default is subsisting and has not been waived; or

      (b) the Sixth Issuer Security Trustee reasonably believes that the Sixth Issuer Charged Property or any part thereof is in danger of being seized or sold under any form of distress or execution levied or threatened or is otherwise in jeopardy or imperilled or any circumstance shall occur which in the reasonable opinion of the Sixth Issuer Security Trustee, imperils or will imperil the security created by this Deed or the Sixth Issuer takes or threatens to take any action that would be prejudicial to the security or would be inconsistent with the security created hereby, by notice in writing to the Sixth Issuer declare that the floating charge hereby created shall be converted into a first specific fixed charge as to all of the undertaking, property and assets or such of them as may be specified in the notice, and by way of further assurance, the Sixth Issuer, at its own expense, shall execute all documents in such form as the Sixth Issuer Security Trustee shall require and shall deliver to the Sixth Issuer Security Trustee all conveyances, deeds, certificates and documents which may be necessary to perfect such first specific fixed charge.

15.2  AUTOMATIC CRYSTALLISATION

      In addition and without prejudice to any other event resulting in a crystallisation of the floating charge, the floating charge contained herein shall automatically be converted into a fixed charge over all property, assets or undertaking of the Sixth Issuer subject to the floating charge, if and when:

      (a)   an Sixth Issuer Event of Default occurs;

      (b) the Sixth Issuer ceases to carry on all or a substantial part of its business or ceases to be a going concern or thereafter to do any of the foregoing;

      (c) the Sixth Issuer stops making payments to its creditors or gives notice to creditors that it intends to stop payment;

      (d) the holder of any other Encumbrance in relation to the Sixth Issuer, whether ranking in priority to or pari passu with or after the charges contained in this Deed, appoints a Receiver; or

      (e) any floating charge granted by the Sixth Issuer to any other person (whether permitted by the Sixth Issuer Transaction Documents or not) crystallises for any reason whatsoever.

15.3  FAILURE OF PETITION FOR ADMINISTRATION OR WINDING-UP

      If any petition for the administration or winding-up of the Sixth Issuer is dismissed or withdrawn or a resolution for winding-up the Sixth Issuer is not passed by the necessary majority, then without prejudice to any rights exercisable otherwise than in consequence of the presentation of such petition or resolution and subject to anything done in the meantime in pursuance of the powers given by this Deed and subject to the provisions contained in this Deed as to costs charges and expenses incurred and payments made, possession of the Sixth Issuer Charged Property will be restored to the Sixth Issuer, and the Sixth Issuer and all persons concerned will be remitted to their original rights provided that the Sixth Issuer Security Trustee is satisfied that its security position at that time is not materially different to that as at the date of this Deed.

16.   POWER OF ATTORNEY, ETC.

16.1  EXECUTION OF POWER OF ATTORNEY

      Immediately upon execution of this Deed, the Sixth Issuer shall execute and deliver to the Sixth Issuer Security Trustee the power of attorney in or substantially in the form set out in Schedule 1. For the avoidance of doubt, the Sixth Issuer Security Trustee confirms that it may only exercise the powers conferred under the power of attorney in the circumstances set out in paragraph 1 of the power of attorney.

16.2  SIXTH ISSUER CHARGED PROPERTY ON TRUST

      To the extent permitted to do so under the Transaction Documents, for the purpose of giving effect to this Deed, the Sixth Issuer hereby declares that, after service of a Sixth Issuer Note

      Enforcement Notice, it will hold all of its Sixth Issuer Charged Property (subject to the right of redemption) upon trust to convey, assign or otherwise deal with such Sixth Issuer Charged Property in such manner and to such person as the Sixth Issuer Security Trustee shall direct, and declares that it shall be lawful for the Sixth Issuer Security Trustee to appoint a new trustee or trustees of the Sixth Issuer Charged Property in place of the Sixth Issuer.

17.   OTHER SECURITY, ETC.

17.1  NO MERGER

      The charges contained in or created pursuant to this Deed are in addition to, and shall neither be merged in, nor in any way exclude or prejudice any other encumbrance, right of recourse, set-off or other right whatsoever which the Sixth Issuer Security Trustee or any Sixth Issuer Secured Creditor may now or at any time hereafter hold or have (or would apart from this Deed or any charge contained or created pursuant to this Deed hold or have) as regards the Sixth Issuer or any other person in respect of the Sixth Issuer Secured Obligations, and neither the Sixth Issuer Security Trustee nor any Sixth Issuer Secured Creditor shall be under any obligation to take any steps to call in or to enforce any security for the Sixth Issuer Secured Obligations, and shall not be liable to the Sixth Issuer for any loss arising from any omission on the part of the Sixth Issuer Security Trustee or any Sixth Issuer Secured Creditor to take any such steps or for the manner in which the Sixth Issuer Security Trustee or any Sixth Issuer Secured Creditor shall enforce or refrain from enforcing any such security.

17.2  CONSOLIDATION

      Section 93 of the 1925 Act shall not apply in relation to any of the charges contained in this Deed.

17.3  RULING OFF

      If the Sixth Issuer Security Trustee receives notice of any encumbrance affecting the Sixth Issuer Charged Property in contravention of the provisions hereof:

      (a) the Sixth Issuer Security Trustee may open a new account in respect of the Sixth Issuer and, if it does not, it shall nevertheless be deemed to have done so at the time it received such notice; and

      (b) all payments made by the Sixth Issuer to the Sixth Issuer Security Trustee after the Sixth Issuer Security Trustee receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the Sixth Issuer Secured Obligations as at the time the Sixth Issuer Security Trustee received such notice.

17.4  CHANGE OF NAME, ETC.

      This Deed shall remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Sixth Issuer Security Trustee or the Sixth Issuer or any amalgamation or consolidation by the Sixth Issuer Security Trustee or the Sixth Issuer with any other corporation (whether, in the case of the Sixth Issuer, permitted by the Sixth Issuer Transaction Documents or not).

18.   AVOIDANCE OF PAYMENTS

18.1  NO RELEASE

      No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Sixth Issuer Security Trustee or any Sixth Issuer Secured Creditor on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Sixth Issuer Security Trustee or any Sixth Issuer Secured Creditor to recover the Sixth Issuer Secured Obligations from the Sixth Issuer (including any monies which it may be compelled to pay or refund under the provisions of the Insolvency Act 1986 and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the charges or other security contained in this Deed to the full extent of the Sixth Issuer Secured Obligations.

18.2  RETENTION OF CHARGES

      If the Sixth Issuer Security Trustee shall have reasonable grounds for believing that the Sixth Issuer may be insolvent or deemed to be insolvent pursuant to the provisions of the Insolvency Act 1986 (and production of a solvency certificate of a duly authorised officer of the Sixth Issuer shall be prima facie evidence of the solvency of the relevant company) at the date of any payment made by the Sixth Issuer to the Sixth Issuer Security Trustee and that as a result, such payment may be capable of being avoided or clawed back, the Sixth Issuer Security Trustee shall be at liberty to retain the charges or other security contained in or created pursuant to this Deed until the expiry of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Sixth Issuer Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Sixth Issuer Security Trustee on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, a petition shall be presented to a competent court for an order for the winding up or the making of an administration order in respect of the Sixth Issuer or the Sixth Issuer shall commence to be wound up or to go into administration or any analogous proceedings shall be commenced by or against the Sixth Issuer, the Sixth Issuer Security Trustee shall be at liberty to continue to retain such security for such further period as the Sixth Issuer Security Trustee may determine and such security shall be deemed to continue to have been held as security for the payment and discharge to the Sixth Issuer Security Trustee of all Sixth Issuer Secured Obligations.

19.   SET OFF

      The Sixth Issuer Security Trustee may at any time following the service of a Sixth Issuer Note Enforcement Notice (without notice and notwithstanding any settlement of account or other matter whatsoever) combine or consolidate all or any existing accounts of the Sixth Issuer whether in its own name or jointly with others and held by it or any Sixth Issuer Secured Creditor and may set off or transfer all or any part of any credit balance or any sum standing to the credit of any such account (whether or not the same is due to the Sixth Issuer from the Sixth Issuer Security Trustee or relevant Sixth Issuer Secured Creditor and whether or not the credit balance and the account in debit or the Sixth Issuer Secured Obligations are expressed in the same currency in which case the Sixth Issuer Security Trustee is hereby authorised to effect any necessary conversions at its prevailing rates of exchange) in or towards satisfaction of any of the Sixth Issuer Secured Obligations and may in its absolute discretion estimate the amount of any liability of the Sixth Issuer which is contingent or unascertained and thereafter set off such estimated amount and no amount shall be payable by the Sixth Issuer Security

      Trustee to the Sixth Issuer unless and until all Sixth Issuer Secured Obligations have been ascertained and fully repaid or discharged.

20.   EXECUTION OF DOCUMENTS

      Any document required to be executed as a deed by the Sixth Issuer Security Trustee under or in connection with this Deed shall be validly executed if executed as a deed by a duly authorised attorney of the Sixth Issuer Security Trustee.

21.   EXERCISE OF CERTAIN RIGHTS

21.1  NO ENFORCEMENT BY SIXTH ISSUER SECURED CREDITORS

      Each of the Sixth Issuer Secured Creditors (other than the Sixth Issuer Noteholders, the Note Trustee acting on behalf of the Sixth Issuer Noteholders and the Sixth Issuer Security Trustee) hereby agrees with the Sixth Issuer and the Sixth Issuer Security Trustee that:

      (a) only the Sixth Issuer Security Trustee may enforce the security created in favour of the Sixth Issuer Security Trustee by this Deed in accordance with the provisions hereof; and

      (b) it shall not take any steps for the purpose of recovering any of the Sixth Issuer Secured Obligations (including, without limitation, by exercise any rights of set off) or enforcing any rights arising out of the Sixth Issuer Transaction Documents against the Sixth Issuer or procuring the winding up, administration or liquidation of the Sixth Issuer in respect of any of its liabilities whatsoever, unless a Sixth Issuer Note Enforcement Notice shall have been served or the Sixth Issuer Security Trustee, having become bound to serve a Sixth Issuer Note Enforcement Notice, and/or having become bound to take any steps or proceedings to enforce the said security pursuant to this Deed, fails to do so within 30 days of becoming so bound and that failure is continuing (in which case each of such Sixth Issuer Secured Creditors shall be entitled to take any such steps and proceedings as it shall deem necessary other than the presentation of a petition for the winding up of, or for an administration order in respect of, the Sixth Issuer).

21.2 KNOWLEDGE OF SIXTH ISSUER SECURITY TRUSTEE OF A SIXTH ISSUER NOTE EVENT OF DEFAULT

      The Sixth Issuer Security Trustee will not be deemed to have knowledge of the occurrence of a Sixth Issuer Note Event of Default unless the Sixth Issuer Security Trustee has received notice from a Sixth Issuer Secured Creditor stating that an Sixth Issuer Note Event of Default has occurred and describing that Sixth Issuer Note Event of Default.

21.3  DISCRETIONARY ENFORCEMENT

      Subject to the provisions of this Deed, the Sixth Issuer Security Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against, or in relation to, the Sixth Issuer or any other person to enforce its obligations under any of the Sixth Issuer Transaction Documents. Subject to the provisions of this Deed, at any time after the security created by this Deed has become enforceable, the Sixth Issuer Security Trustee may, at its discretion and without notice, take such steps as it may think fit to enforce such security.

21.4  MANDATORY ENFORCEMENT

      The Sixth Issuer Security Trustee shall not be bound to take any steps or to institute any proceedings or to take any other action under or in connection with any of the Sixth Issuer Transaction Documents (including, without limitation, enforcing the security constituted by or pursuant to this Deed) unless (subject to the provisions of CONDITION 10 of the Sixth Issuer Notes) the Sixth Issuer Security Trustee:

      (a) shall have been directed or requested to do so by an Extraordinary Resolution of the Class A Sixth Issuer Noteholders, the Class B Sixth Issuer Noteholders or the Class C Sixth Issuer Noteholders or in writing by the holders of at least 25 per cent. in aggregate Principal Amount Outstanding of the Class A Sixth Issuer Notes, the Class B Sixth Issuer Notes or the Class C Sixth Issuer Notes then outstanding or by any other Sixth Issuer Secured Creditor PROVIDED
            THAT:

            (i) the Sixth Issuer Security Trustee shall not, and shall not be bound to, act at the direction or request of the Class B Sixth Issuer Noteholders as aforesaid unless either so to do would not, in the opinion of the Sixth Issuer Security Trustee, be materially prejudicial to the interests of the Class A Sixth Issuer Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class A Sixth Issuer Noteholders;

            (ii) the Sixth Issuer Security Trustee shall not, and shall not be bound to, act at the direction or request of the Class C Sixth Issuer Noteholders as aforesaid unless either so to do would not, in the opinion of the Sixth Issuer Security Trustee, be materially prejudicial to the interests of the Class A Sixth Issuer Noteholders and/or the Class B Sixth Issuer Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class A Sixth Issuer Noteholders and/or the Class B Sixth Issuer Noteholders, as the case may be;

            (iii) the Sixth Issuer Security Trustee shall not, and shall not be bound to, act at the direction or request of any other Sixth Issuer Secured Creditor as aforesaid unless so to do would not, in the opinion of the Sixth Issuer Security Trustee, be materially prejudicial to the interests of the Class A Sixth Issuer Noteholders and the Class B Sixth Issuer Noteholders and the Class C Sixth Issuer Noteholders or such action is sanctioned by Extraordinary Resolutions of the Class A Sixth Issuer Noteholders and the Class B Sixth Issuer Noteholders and the Class C Sixth Issuer Noteholders and each of the Sixth Issuer Secured Creditors who ranks higher than the relevant Sixth Issuer Secured Creditor in the order or priority of payments in CLAUSE 6 (Payments out of the Sixth Issuer Bank Accounts upon Enforcement) consents to such action; and

      (b) shall have been indemnified to its satisfaction against all liabilities, actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages and expenses which it may incur by so doing and the terms of such indemnity may include the provision of a fighting fund, non-recourse loan or other similar arrangement.

21.5  DISPOSAL OF SIXTH ISSUER CHARGED PROPERTY

      Notwithstanding CLAUSE 9 (The Sixth Issuer Security Trustee's Powers), if the Sixth Issuer Security has become enforceable otherwise than by reason of a default in payment of any amount due on the Class A Sixth Issuer Notes (or, once the Class A Sixth Issuer Notes have been redeemed in full, the Class B Sixth Issuer Notes or, once the Class A Sixth Issuer Notes and the Class B Sixth Issuer Notes have been redeemed in full, the Class C Sixth Issuer Notes), the Sixth Issuer Security Trustee will not be entitled to dispose of any of the Sixth Issuer Charged Property unless either:

      (i) a sufficient amount would be realised to allow discharge in full of all amounts owing to the Sixth Issuer Liquidity Facility Provider and the Class A Sixth Issuer Noteholders or, once all of the Class A Sixth Issuer Noteholders have been repaid, the Class B Sixth Issuer Noteholders or, once all of the Class A Sixth Issuer Noteholders and the Class B Sixth Issuer Noteholders have been repaid, the Class C Sixth Issuer Noteholders; or

      (ii) the Sixth Issuer Security Trustee is of the opinion, which shall be binding on the Sixth Issuer Secured Creditors, reached after considering at any time and from time to time the advice of any financial adviser (or such other professional advisers selected by the Sixth Issuer Security Trustee for the purpose of giving such advice), that the cash flow prospectively receivable by the Sixth Issuer will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Sixth Issuer, to discharge in full in due course all amounts owing to the Sixth Issuer Liquidity Facility Provider and the Class A Sixth Issuer Noteholders (or once all of the Class A Sixth Issuer Noteholders have been repaid, the Class B Sixth Issuer Noteholders, or once all of the Class A Sixth Issuer Noteholders and the Class B Sixth Issuer Noteholders have been repaid, the Class C Sixth Issuer Noteholders). The fees and expenses of the aforementioned financial adviser or other professional adviser selected by the Sixth Issuer Security Trustee shall be paid by the Sixth Issuer.

22.   COVENANTS AND WARRANTIES

22.1  NOTICE OF ASSIGNMENT

      Immediately upon the execution of this Deed, the Sixth Issuer shall deliver a notice of assignment substantially in the form set out in
      SCHEDULE 2 (Forms of Notice of Assignment and Consent to Assignment) to each of the persons named in those notices and shall use all reasonable endeavours to procure the delivery to the Sixth Issuer Security Trustee on the date hereof of receipts from the addressees of such notices substantially in the form attached to the notice.

22.2  WARRANTY

      The Sixth Issuer warrants to the Sixth Issuer Security Trustee that it has taken all necessary steps to enable it to charge or assign as security the Sixth Issuer Charged Property in accordance with CLAUSE 3 (Security and Declaration of Trust), and that it has taken no action or steps to prejudice its right, title and interest in and to the Sixth Issuer Charged Property.

22.3  NEGATIVE COVENANTS

      So long as any of the Sixth Issuer Secured Obligations remain outstanding, the Sixth Issuer shall not, save to the extent permitted by or provided for in the Transaction Documents or with the prior written consent of the Sixth Issuer Security Trustee:

      (a) create or permit to subsist any mortgage, pledge, lien, charge or other security interest whatsoever (unless arising by operation of law) upon the whole or any part of its assets (including any uncalled capital) or its undertaking, present or future;

      (b) (i) carry on any business other than as described in the Prospectus dated ___ October, 2002 relating to the issue of the Sixth Issuer Notes and the related activities described therein; or

           (ii) have any subsidiaries or any subsidiary undertakings (as defined in the Companies Act 1985) or any employees or premises;

      (c) transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertaking or any interest, estate, right, title or benefit therein or thereto or agree or attempts or purport to do so;

      (d) pay any dividend or make any other distribution to its shareholder or issue any further shares;

      (e) incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or of any obligation of any person;

      (f) consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

      (g) permit any of the Sixth Issuer Transaction Documents to which it is a party to become invalid or ineffective, or the priority of the Security Interests created thereby to be reduced, or consent to any variation of, or exercise any powers of consent or waiver pursuant to the terms of any of the Sixth Issuer Transaction Documents to which it is a party, or permit any party to any of the Transaction Documents to which it is a party or any other person whose obligations form part of the Sixth Issuer Charged Property to be released from its respective obligations;

      (h) have an interest in any bank account other than the Sixth Issuer Transaction Accounts and the Sixth Issuer Liquidity Facility Stand-by Account, unless such account or interest therein is charged to the Sixth Issuer Security Trustee on terms acceptable to it;

      (i) offer to surrender to any company any amounts which are available for surrender by way of group relief within Chapter IV of Part X of the Income and Corporation Taxes Act 1988 except for full payment at the current applicable rate of corporation tax applied to the surrendered amount and payable at the date when corporation tax is due to be paid by the claimant or would be due in the absence of the surrender;

      (j) allow or permit the group election in force between the Sixth Issuer and Funding under Section 247 of the Income and Corporation Taxes Act 1988 to cease, unless required to do so by law;

      (k) do any act or thing the effect of which would be to make the Sixth Issuer resident in any jurisdiction other than the United Kingdom;

      (l) permit any person other than the Sixth Issuer and the Sixth Issuer Security Trustee to have any equitable interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

      (m) purchase or otherwise acquire any Note or Notes (including the Sixth Issuer Notes); or

      (n) engage in any activities in the United States (directly or through agents) or derive any income from United States sources as determined under United States income tax principles or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

22.4  POSITIVE COVENANTS

      The Sixth Issuer covenants and undertakes with the Sixth Issuer Security Trustee for the benefit of the Sixth Issuer Secured Creditors as follows:

      (a) at all times to carry on and conduct its affairs in a proper and efficient manner;

      (b) give to the Sixth Issuer Security Trustee within a reasonable time after request such information and evidence as it shall reasonably require and in such form as it shall reasonably require, including without prejudice to the generality of the foregoing the procurement by the Sixth Issuer of all such certificates called for by the Sixth Issuer Security Trustee pursuant to this Deed or any other Transaction Document for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or any other Transaction Document to which the Sixth Issuer Security Trustee is a party or by operation of law;

      (c) to cause to be prepared and certified by its auditors in respect of each Financial Year accounts in such form as will comply with relevant legal and accounting requirements for the time being;

      (d) at all times to keep or procure the keeping of proper books of account and records and allow the Sixth Issuer Security Trustee and any person or persons appointed by the Sixth Issuer Security Trustee to whom the Sixth Issuer shall have no reasonable objection free access to such books of account and records at all times during normal business hours upon reasonable notice in writing provided that such inspection shall only be for the purposes of carrying out its duties under this Deed and any information so obtained shall only be used and passed on to any other person for the purpose of the Sixth Issuer Security Trustee carrying out its duties under this Deed;

      (e) to send to the Sixth Issuer Security Trustee a copy of every balance sheet, profit and loss account, source and application of funds statement (if any), report, or other notice, statement, circular or document issued or given to any holder of securities (including Noteholders and shareholders in their capacity as such) or creditors of the Sixth Issuer as soon as reasonably practicable after issue of the same;

      (f) to give notice in writing to the Sixth Issuer Security Trustee of the occurrence of any Sixth Issuer Note Event of Default, Potential Sixth Issuer Note Event of Default and/or service of a Sixth Issuer Note Enforcement Notice (which has not been served by the Sixth Issuer Security Trustee) (such notice to be effective by the delivery of a copy of the Sixth Issuer Note Enforcement Notice to Sixth Issuer Security Trustee) immediately upon becoming aware thereof and without waiting for the Sixth Issuer Security Trustee to take any further action;

      (g) give to the Sixth Issuer Security Trustee (i) within seven days after demand by the Sixth Issuer Security Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each Financial Year and in any event not later than the date required by statute to file or publish (whichever is earlier) such audited accounts after the end of each such Financial Year a certificate signed by two directors of the Sixth Issuer to the effect that as at a date not more than seven days before delivering such certificate (the "CERTIFICATION DATE") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Sixth Issuer Note Event of Default or any Potential Sixth Issuer Note Event of Default (or if such then exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Sixth Issuer has complied, to the best of their knowledge and belief, with all its obligations contained in this Deed and each of the other Sixth Issuer Transaction Documents to which it is a party or (if such is not the case) specifying the respects in which it has not so complied;

      (h) at all times to execute all such further documents and do all such further acts and things as may in the reasonable opinion of the Sixth Issuer Security Trustee be necessary at any time or times to give effect to the terms and conditions of this Deed and the other Sixth Issuer Transaction Documents;

      (i) at all times to comply with the obligations and provisions binding upon it under and pursuant to this Deed and the other Sixth Issuer Transaction Documents;

      (j) duly and promptly to pay and discharge all Taxes imposed upon it or its assets unless such Taxes are, in the opinion of the Sixth Issuer Security Trustee, being contested in good faith by the Sixth Issuer; and

      (k) so far as permitted by law to enter into and maintain in full force and effect a group income election under Section 247 of the Income and Corporation Taxes Act 1988 in relation to any such payments as are referred to in Section 247(4) of that Act and which are made under the Sixth Issuer Intercompany Loan Agreement by Funding to the Sixth Issuer and ensure that no steps will be taken (whether by act, omission or otherwise) which would reasonably be expected to lead to the revocation or invalidation of the aforementioned election; and immediately to notify the Sixth Issuer Security Trustee if it becomes aware that the aforementioned election ceases to be in full force and effect or if circumstances arise, of which it is aware, which may result in that election ceasing to be in full force and effect.

22.5  FORMS 395

      The Sixth Issuer shall make a filing or shall procure that a filing is made with the Registrar of Companies of a duly completed Form 395 together with an executed original of this Deed within the applicable time limit.

23.   PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925

23.1  POWERS OF SIXTH ISSUER SECURITY TRUSTEE

      By way of supplement to the Trustee Act 1925 it is expressly declared as follows:

      (a) the Sixth Issuer Security Trustee may in relation to this Deed or any of the other Sixth Issuer Transaction Documents act on the opinion or advice of, or a certificate or any information obtained from, any lawyer, banker, valuer, surveyor, securities company, broker, auctioneer, accountant or other expert in the United Kingdom or elsewhere, whether obtained by the Sixth Issuer Security Trustee or any Receiver and shall not be responsible for any loss occasioned by so acting;

      (b) any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, facsimile reproduction or in any other form and the Sixth Issuer Security Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

      (c) the Sixth Issuer Security Trustee shall (save as expressly otherwise provided in this Deed or any of the other Sixth Issuer Transaction Documents) as regards all rights, powers, authorities and discretions vested in it by this Deed or any of the other Transaction Documents, or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof;

      (d) the Sixth Issuer Security Trustee shall be at liberty to place this Deed and all deeds and other documents relating to this Deed with any bank or banking company, or lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Sixth Issuer Security Trustee shall not be responsible for or be required to insure against any loss incurred in connection with any such deposit and the Sixth Issuer shall pay all sums required to be paid on account of or in respect of any such deposit;

      (e) the Sixth Issuer Security Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Sixth Issuer Security Trustee (including the receipt and payment of money). The Sixth Issuer Security Trustee (except where such agent is an affiliate or associated company of, or otherwise connected with, the Sixth Issuer Security Trustee) shall not be responsible for any misconduct on the part of any person appointed by it in good faith hereunder or be bound to supervise the proceedings or acts of any such persons;

      (f) where it is necessary or desirable for any purpose in connection with this Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Deed or required by law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Sixth Issuer Security Trustee in its absolute discretion but having regard to current rates of exchange if available and the Sixth Issuer Security Trustee shall not be liable for any loss occasioned by the said conversion under this PARAGRAPH (F);

      (g) subject to CLAUSE 24.6 (Consent of Sixth Issuer Security Trustee), any consent given by the Sixth Issuer Security Trustee for the purposes of this Deed or any of the other Transaction Documents may be given on such terms and subject to such conditions (if any) as the Sixth Issuer Security Trustee thinks fit and, notwithstanding anything to the contrary contained in this Deed or any of the other Sixth Issuer Transaction Documents, may be given retrospectively;

      (h) the Sixth Issuer Security Trustee shall be entitled to rely upon a certificate, believed by it to be genuine, of the Sixth Issuer or any other person in respect of every matter and circumstance for which a certificate is expressly provided for under this Deed or the other Sixth Issuer Transaction Documents and to call for and rely upon a certificate of the Sixth Issuer or any other person reasonably believed by it to be genuine as to any other fact or matter prima facie within the knowledge of the Sixth Issuer or such person as sufficient evidence thereof and the Sixth Issuer Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so;

      (i) the Sixth Issuer Security Trustee shall be entitled to rely upon instructions or directions given to it by the Note Trustee as being given on behalf of the relevant class of Sixth Issuer Noteholders and the Sixth Issuer Security Trustee shall not be bound in any such case to inquire as to the compliance with the Sixth Issuer Trust Deed or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be caused by it failing to do so;

      (j) the Sixth Issuer Security Trustee shall not be responsible for acting upon any resolution purporting to have been passed at any meeting of the Class A Sixth Issuer Noteholders or the Class B Sixth Issuer Noteholders or the Class C Sixth Issuer Noteholders in respect whereof minutes have been made and purporting to have been signed by the chairman thereof, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Class A Sixth Issuer Noteholders or the Class B Sixth Issuer Noteholders or the Class C Sixth Issuer Noteholders;

      (k) the Sixth Issuer Security Trustee shall not be liable to the Sixth Issuer or any other Sixth Issuer Secured Creditor by reason of having accepted as valid or not having rejected any Definitive Sixth Issuer Note purporting to be such and subsequently found to be forged, stolen or not authentic;

      (l) the Sixth Issuer Security Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence of the facts stated therein a certificate or letter of confirmation certified as true and accurate and signed on behalf of DTC, Euroclear, Clearstream, Luxembourg, or any depository or common depository for them or such person as the Sixth Issuer Security Trustee considers appropriate, or any form of record made by any of them to the effect that any particular time or through any particular period any particular person is, was or will be shown in its records as entitled to a particular number of Sixth Issuer Notes;

      (m) the Sixth Issuer Security Trustee shall, in connection with the exercise by it of any of its trusts, duties, rights, powers, authorities and discretions under this Deed and the other Sixth Issuer Transaction Documents:

            (i) where it is required to have regard to the interests of the Sixth Issuer Noteholders of any class, it shall have regard to the interests of such Sixth Issuer Noteholders as a class and, in particular but without prejudice to the generality of the foregoing, shall not have regard to, or be in any way liable for, the consequences of any exercise thereof for individual Sixth Issuer Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Sixth Issuer Security Trustee shall not be entitled to require, nor shall any Sixth Issuer Noteholder be entitled to claim, from the Sixth Issuer, the Sixth Issuer Security Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Sixth Issuer Noteholders; and

            (ii) be entitled to assume that such exercise will not be materially prejudicial to the interests of the Class A Sixth Issuer Noteholders if each of the Rating Agencies has confirmed that the then current rating by it of the Class A Sixth Issuer Notes would not be adversely affected by such exercise, that such exercise will not be materially prejudicial to the interests of the Class B Sixth Issuer Noteholders if each of the Rating Agencies has confirmed that the then current rating by it of the Class B Sixth Issuer Notes would not be adversely affected by such exercise and that such exercise will not be materially prejudicial to the interests of the Class C Sixth Issuer Noteholders if each of the Rating Agencies has confirmed that the then current rating by it of the Class C Sixth Issuer Notes will not be adversely affected by such exercise;

      (n) the Sixth Issuer Security Trustee shall have no responsibility for the maintenance of any rating of the Sixth Issuer Notes by the Rating Agencies or any other person;

      (o) the Sixth Issuer Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Sixth Issuer Security Trustee assigned by the Sixth Issuer Security Trustee to administer its corporate trust matters unless it shall be proved that the Sixth Issuer Security Trustee was negligent in ascertaining the pertinent facts;

      (p) no provision of this Deed or any other Document shall require the Sixth Issuer Security Trustee to do anything which may be illegal or contrary to applicable law or regulation or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers or otherwise in connection with this Deed or any other Sixth Issuer Transaction Document (including, without limitation, forming any opinion or employing any legal, financial or other adviser), if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it; and

      (q) the Sixth Issuer Security Trustee shall not (unless and to the extent ordered to do so by a court of competent jurisdiction) be required to disclose to any Sixth Issuer Secured Creditor any information made available to the Sixth Issuer Security Trustee by the Sixth Issuer in connection with the trusts of this Deed or the Sixth Issuer Transaction Documents and no Sixth Issuer Secured Creditor shall be entitled to take any action to obtain from the Sixth Issuer Security Trustee any such information.

23.2  REPRESENTATIONS AND WARRANTIES, ETC.

      The Sixth Issuer Security Trustee shall not be responsible for any recitals or statements or warranties or representations of any party (other than the Sixth Issuer Security Trustee) contained herein or in any other Transaction Document or any other document entered into in connection therewith and may assume the accuracy and correctness thereof and shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced. The Sixth Issuer Security Trustee may accept without enquiry, requisition or objection such title as the Sixth Issuer may have to the Sixth Issuer Charged Property or any part thereof from time to time and shall not be required to investigate or make any enquiry into the title of the Sixth Issuer to the Sixth Issuer Charged Property or any part thereof from time to time whether or not any default or failure is or was known to the Sixth Issuer Security Trustee or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of remedy. Notwithstanding the generality of the foregoing, each Sixth Issuer Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Sixth Issuer, and the Sixth Issuer Security Trustee shall not at any time have any responsibility for the same and each Sixth Issuer Secured Creditor shall not rely on the Sixth Issuer Security Trustee in respect thereof.

23.3  PERFECTION

      The Sixth Issuer Security Trustee shall not be bound to give notice to any person of the execution of this Deed nor shall it be liable for any failure, omission or defect in perfecting the security intended to be constituted hereby including, without prejudice to the generality of the foregoing:

      (a) failure to obtain any licence, consent or other authority for the execution of the same;

      (b) failure to register the same in accordance with the provisions of any of the documents of title of the Sixth Issuer to any of the Sixth Issuer Charged Property; and

      (c) failure to effect or procure registration of or otherwise protect any of the Sixth Issuer Transaction Documents by registering the same under any registration laws in any territory, or by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws.

23.4  ENFORCEABILITY, ETC.

      The Sixth Issuer Security Trustee shall not be responsible for the genuineness, validity or effectiveness of any of the Sixth Issuer Transaction Documents or any other documents entered into in connection therewith or any other document or any obligations or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted by or pursuant to this Deed or any of the Sixth Issuer Transaction Documents, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Sixth Issuer Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

      (a)   the nature, status, creditworthiness or solvency of the Sixth
            Issuer;

      (b) the execution, legality, validity, adequacy, admissibility in evidence or enforceability of this Deed or any other Sixth Issuer Transaction Document comprised within the Sixth Issuer Charged Property or any other document entered into in connection therewith;

      (c) the registration, filing, protection or perfection of any security relating to this Deed or the other Transaction Documents relating to the Sixth Issuer Charged Property or the priority of the security thereby created whether in respect of any initial advance or any subsequent advance or any other sums or liabilities;

      (d) the scope or accuracy of any representations, warranties or statements made by or on behalf of the Sixth Issuer or any other person or entity who has at any time provided any Sixth Issuer Transaction Document comprised within the Sixth Issuer Charged Property or in any document entered into in connection therewith;

      (e) the performance or observance by the Sixth Issuer or any other person with any provisions of this Deed or any other Sixth Issuer Transaction Document comprised within the Sixth Issuer Charged Property or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

      (f) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Sixth Issuer Charged Property;

      (g) the title of the Sixth Issuer to any of the Sixth Issuer Charged Property;

      (h) the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to this Deed or other documents entered into in connection herewith;

      (i) the failure to call for delivery of documents of title to or require any transfers, assignments, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of this Deed or any other document; or

      (j) any other matter or thing relating to or in any way connected with this Deed or the Sixth Issuer Charged Property or any document entered into in connection therewith whether or not similar to the foregoing.

23.5  NO SUPERVISION

      The Sixth Issuer Security Trustee shall be under no obligation to monitor or supervise the respective functions of the Sixth Issuer Account Banks under the Sixth Issuer Bank Account Agreement or the Sixth Issuer Cash Manager under the Sixth Issuer Cash Management Agreement or of any other person under or pursuant to any of the other Transaction Documents.

23.6  NO LIABILITY

      The Sixth Issuer Security Trustee shall not be liable or responsible for any loss, cost, damage, expense or inconvenience which may result from anything done or omitted to be done by it under this Deed or any of the other Transaction Documents.

23.7  CONCLUSIVE AND BINDING DETERMINATIONS

      The Sixth Issuer Security Trustee as between itself and the Sixth Issuer Secured Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed and the other Sixth Issuer Transaction Documents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Sixth Issuer Security Trustee, shall be conclusive and shall bind the Sixth Issuer Security Trustee and the Sixth Issuer Secured Creditors.

23.8  USE OF PROCEEDS

      The Sixth Issuer Security Trustee shall not be responsible for the receipt or application by the Sixth Issuer of the proceeds of the issue of the Sixth Issuer Notes.

23.9  MATERIAL PREJUDICE

      The Sixth Issuer Security Trustee may determine whether or not any event, matter or thing is, in its opinion, materially prejudicial to the interests of the Sixth Issuer Secured Creditors and if the Sixth Issuer Security Trustee shall certify that any such event, matter or thing is, in its opinion, materially prejudicial, such certificate shall be conclusive and binding upon the Sixth Issuer Secured Creditors.

23.10 NO INDEMNITY

      None of the provisions of this Deed shall, in any case in which the Sixth Issuer Security Trustee has failed to show the degree of care and diligence required of it as security trustee of this Deed, having regard to the provisions of this Deed and any of the other Sixth Issuer Transaction Documents to which the Sixth Issuer Security Trustee is a party conferring on the Sixth Issuer Security Trustee any powers, authorities or discretions, relieve or indemnify the Sixth Issuer Security Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

24.   SUPPLEMENTAL PROVISIONS REGARDING THE SIXTH ISSUER SECURITY TRUSTEE

24.1  ASSUMPTION OF NO DEFAULT

      Except as herein otherwise expressly provided, the Sixth Issuer Security Trustee shall be and is hereby authorised to assume without enquiry, and it is hereby declared to be the intention of the Sixth Issuer Security Trustee that it shall assume without enquiry, that the Sixth Issuer and each of the other parties thereto is duly performing and observing all the covenants and provisions contained in this Deed and the other Transaction Documents to be performed and observed on their parts and that no event has occurred which constitutes a Sixth Issuer Note Event of Default or a Potential Sixth Issuer Note Event of Default or which would cause a right or remedy to become exercisable, whether by Funding, the Sixth Issuer or the Sixth Issuer Security Trustee, under or in respect of any of the Transaction Documents.

24.2  DELEGATION

      The Sixth Issuer Security Trustee may, in the execution of all or any of the trusts, powers, authorities and discretions vested in it by this Deed or any of the other Sixth Issuer Transaction Documents, act by responsible officers or a responsible officer for the time being of the Sixth Issuer Security Trustee. The Sixth Issuer Security Trustee may also, whenever it thinks expedient in the interests of the Sixth Issuer Secured Creditors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Deed or any of the other Sixth Issuer Transaction Documents. Any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Sixth Issuer Security Trustee may think fit in the interests of the Sixth Issuer Secured Creditors or any of them and, provided that the Sixth Issuer Security Trustee shall have exercised reasonable care in the selection of such delegate and, where a power to sub-delegate has been given, has obliged the delegate to exercise reasonable care in the selection of any sub-delegate, the Sixth Issuer Security Trustee shall not be bound to supervise the proceedings of, or be responsible for any loss incurred by any misconduct or default on the part of, such delegate or sub-delegate. The Sixth Issuer Security Trustee shall give prompt notice to the Sixth Issuer of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice of the appointment of any sub-delegate to the Sixth Issuer.

24.3  COMMERCIAL TRANSACTIONS

      The Sixth Issuer Security Trustee shall not, and no director, officer or employee of any corporation being a trustee hereof shall, by reason of the fiduciary position of the Sixth Issuer Security Trustee, be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Sixth Issuer, Funding or Holdings or any other subsidiary of Holdings or any other party to the Sixth Issuer Transaction Documents or any other party to any of the Sixth Issuer Transaction Documents or from accepting the trusteeship of any stock, shares, debenture stock, debentures or securities of any such person. Without prejudice to the generality of the foregoing, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of any stock, shares, debenture stock, debentures or other securities of the Sixth Issuer, Funding or Holdings or any other subsidiary of Holdings or any other party to the Sixth Issuer Transaction Documents or any contract of banking or insurance with the Sixth Issuer, Funding or Holdings or any other subsidiary of Holdings or any other party to the Transaction Documents. Neither the Sixth Issuer Security Trustee nor any such director or officer of the Sixth Issuer Security Trustee shall be accountable to any of the Sixth Issuer Secured Creditors or the Sixth Issuer, Funding or Holdings for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions. The Sixth Issuer Security Trustee and any such director, officer or employee shall be at liberty to retain the same for its or his own benefit.

24.4  ADDITIONAL POWERS

      The powers conferred by this Deed upon the Sixth Issuer Security Trustee shall be in addition to any powers which may from time to time be vested in it by general law.


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                                       48


24.5  DUTIES AND RESPONSIBILITIES OF SIXTH ISSUER SECURITY TRUSTEE

      The Sixth Issuer Security Trustee has no duties or responsibilities except those expressly set out in this Deed or in the Transaction Documents.

24.6  CONSENT OF SIXTH ISSUER SECURITY TRUSTEE

      If a request is made to the Sixth Issuer Security Trustee by the Sixth Issuer or any other person to give its consent to any event, matter or thing, then:

      (a) if the Sixth Issuer Transaction Document specifies that the Sixth Issuer Security Trustee is required to give its consent to that event, matter or thing if certain specified conditions are satisfied in relation to that event, matter or thing, then the Sixth Issuer Security Trustee shall give its consent to that event, matter or thing upon being satisfied acting reasonably that those specified conditions have been satisfied; and

      (b) in any other case, the Sixth Issuer Security Trustee may give its consent if to do so would not, in its opinion, be materially prejudicial to the interests of the Sixth Issuer Secured Creditors.

24.7  INTERESTS OF SIXTH ISSUER SECURED CREDITORS

      Where the Sixth Issuer Security Trustee is required to have regard to the interests of any Sixth Issuer Secured Creditor (other than the Noteholders), the Sixth Issuer Security Trustee may consult with such Sixth Issuer Secured Creditor and may rely on the opinion of such Sixth Issuer Secured Creditor as to whether any act, matter or thing is or is not in the interests of, or materially prejudicial to the interests of, such Sixth Issuer Secured Creditor.

24.8  MODIFICATION TO TRANSACTION DOCUMENTS

      The Sixth Issuer Security Trustee may from time to time and at any time without any consent or sanction of the Sixth Issuer Secured Creditors concur with any person in making or sanctioning any modification:

      (a) to any of the Transaction Documents which in the opinion of the Sixth Issuer Security Trustee it may be expedient to make, provided that (i) the Sixth Issuer Security Trustee is of the opinion acting reasonably that such modification will not be materially prejudicial to the interests of the Noteholders; and (ii) the Sixth Issuer Security Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Sixth Issuer Liquidity Facility Provider or the Dollar Currency Swap Provider or the Euro Currency Swap Provider or the Swiss Franc Currency Swap Provider, as the case may be, or if it is not of that opinion in relation to the Sixth Issuer Liquidity Facility Provider or the Dollar Currency Swap Provider or the Euro Currency Swap Provider or the Swiss Franc Currency Swap Provider, as the case may be, or the steps required pursuant to CLAUSE 8 (Modification) have been taken and the Sixth Issuer Liquidity Facility Provider and the Dollar Currency Swap Provider or the Euro Currency Swap Provider or the Swiss Franc Currency Swap Provider, as the case may be, have consented or have been deemed to have consented to such modification; or

      (b) to any of the Transaction Documents which in the Sixth Issuer Security Trustee's opinion is made to correct a manifest error or is of a formal, minor or technical nature.


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                                       49


      The Sixth Issuer Secured Creditors hereby acknowledge that any proposed modification made pursuant to PARAGRAPH (A) above will not be prejudicial to their respective interests merely because New Notes may be issued which may rank ahead, pari passu or below with the Sixth Issuer Notes or because additional secured creditors may accede to the Funding Deed of Charge who may rank ahead of any of the Sixth Issuer Secured Creditors in terms of priority of payment thereunder. Any such modification shall be binding on the Sixth Issuer Secured Creditors and, unless the Sixth Issuer Security Trustee otherwise agrees, notice thereof shall be given by the Sixth Issuer Cash Manager to the Sixth Issuer Secured Creditors as soon as practicable thereafter.

24.9  AUTHORISATION OR WAIVER OF BREACH

      The Sixth Issuer Security Trustee may, without the consent of the Sixth Issuer Secured Creditors, without prejudice to its right in respect of any further or other breach, from time to time and at any time, but only if and in so far as (i) in its opinion acting reasonably the interests of the Sixth Issuer Noteholders will not be materially prejudiced thereby and
      (ii) in its opinion acting reasonably the interests of the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Swap Providers will not be materially prejudiced thereby or, if it is not of that opinion in relation to the Sixth Issuer Liquidity Facility Provider or the Sixth Issuer Swap Providers, the steps required pursuant to CLAUSE 8 (Modification) have been taken and the Sixth Issuer Liquidity Facility Provider and/or the Sixth Issuer Swap Providers have consented or have been deemed to have consented to such authorisation or waiver, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any proposed or actual breach of any of the covenants or provisions contained in or arising pursuant to any of the Transaction Documents. Any such authorisation or waiver shall be binding on the Sixth Issuer Secured Creditors and, unless the Sixth Issuer Security Trustee otherwise agrees, notice thereof shall be given by the Sixth Issuer Cash Manager to the Sixth Issuer Secured Creditors as soon as practicable thereafter.

24.10 INCORPORATION BY REFERENCE

      The provisions of SCHEDULE 4 to the Sixth Issuer Trust Deed shall be deemed to be incorporated in this Deed but as if references therein to the Note Trustee were to the Sixth Issuer Security Trustee.

25.   REMUNERATION AND INDEMNIFICATION OF THE SIXTH ISSUER SECURITY TRUSTEE

25.1  REMUNERATION

(a) The Sixth Issuer shall (subject as hereinafter provided) pay to the Sixth Issuer Security Trustee annually a fee of such amount and payable on such dates as shall from time to time be agreed by the Sixth Issuer and the Sixth Issuer Security Trustee, provided that if and for so long as the Note Trustee and the Sixth Issuer Security Trustee are the same person, no such fee shall be payable under this Deed. All such remuneration shall be payable in accordance with the Sixth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments. Such remuneration shall accrue from day to day and be payable up to and including the date when all of the Sixth Issuer Secured Obligations have been paid or discharged and the Sixth Issuer Security Trustee has released, reassigned and/or discharged the Sixth Issuer Charged Property as provided in CLAUSE 4.1 (On Payment or Discharge of Sixth Issuer Secured Obligations).



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                                       50


(b) The Sixth Issuer shall in addition pay to the Sixth Issuer Security Trustee an amount equal to the amount of any VAT chargeable in respect of its remuneration hereunder subject to the Sixth Issuer Security Trustee issuing to the Sixth Issuer a proper VAT invoice in respect thereof.

25.2  ADDITIONAL REMUNERATION

      In the event of a Sixth Issuer Note Event of Default or Potential Sixth Issuer Note Event of Default occurring or in the event of the Sixth Issuer Security Trustee finding it expedient or necessary or being required to undertake any duties which the Sixth Issuer Security Trustee and the Sixth Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Sixth Issuer Security Trustee under this Deed, the Sixth Issuer shall pay to the Sixth Issuer Security Trustee such additional remuneration as shall be agreed between the Sixth Issuer Security Trustee and the Sixth Issuer.

25.3  DISPUTES

      In the event of the Sixth Issuer Security Trustee and the Sixth Issuer failing to agree upon the amount of any remuneration from time to time pursuant to CLAUSE 25.1 (Remuneration) or to agree in a case to which CLAUSE 25.2 (Additional Remuneration) above applies, upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Sixth Issuer Security Trustee hereunder or upon the amount of such additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Sixth Issuer Security Trustee and approved by the Sixth Issuer or, failing such approval, nominated by the President for the time being of the Law Society of England and Wales, the expenses being involved in such nomination and the fees of such merchant bank being payable by the Sixth Issuer, and the decision of any such merchant bank shall be final and binding on the Sixth Issuer and the Sixth Issuer Security Trustee.

25.4  EXPENSES

      In addition to remuneration hereunder, the Sixth Issuer shall on written request, pay (on an indemnity basis) all other costs, charges and expenses which the Sixth Issuer Security Trustee may properly incur in relation to the negotiation, preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Deed, the Sixth Issuer Security and any of the other Sixth Issuer Transaction Documents to which the Sixth Issuer Security Trustee is a party including but not limited to travelling and legal expenses and any stamp, issue, registration, documentary and other Taxes or duties paid or payable by the Sixth Issuer Security Trustee in connection with any action taken or contemplated by or on behalf of the Sixth Issuer Security Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Deed or any of the other Transaction Documents.

25.5  INDEMNITY

      Without prejudice to the right of indemnity by law given to trustees, the Sixth Issuer shall indemnify the Sixth Issuer Security Trustee, on an after Tax basis, in respect of all proceedings (including claims and liabilities in respect of taxes other than on its own overall net income), claims and demands and all costs, charges, expenses (including, without prejudice to the generality of the foregoing, legal and travelling expenses), and liabilities to which it (or any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by or pursuant to this Deed and any of the other Sixth Issuer Transaction Documents to which the Sixth Issuer Security Trustee is a party) may be or become liable or which may be properly incurred by it (or any such person as aforesaid) in the execution or purported execution of any of its trusts, powers, authorities and discretions hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Deed and any of the other Sixth Issuer Transaction Documents to which the Sixth Issuer Security Trustee is a party, or any such appointment and the Sixth Issuer Security Trustee shall be entitled to be indemnified out of the Sixth Issuer Charged Property in respect thereof save where the same arises as the result of the fraud, negligence or wilful default of the Sixth Issuer Security Trustee or its officers or employees. The Sixth Issuer Security Trustee shall not be entitled to be indemnified twice in respect of the same matter pursuant to this Clause and the indemnity contained in CLAUSE 13.2 (Indemnity) of this Deed.

25.6  SURVIVAL

      Unless otherwise specifically stated in any discharge of this Deed, the provisions of this CLAUSE 25 (Remuneration and Indemnification of the Sixth Issuer Security Trustee) shall continue in full force and effect notwithstanding the release, reassignment or discharge of the Sixth Issuer Charged Property by the Sixth Issuer Security Trustee as provided in CLAUSE 4.1 (On Payment or Discharge of Sixth Issuer Secured Obligations).

26. APPOINTMENT OF NEW SIXTH ISSUER SECURITY TRUSTEE AND REMOVAL OF SIXTH ISSUER SECURITY TRUSTEE

26.1  POWER OF SIXTH ISSUER

(a) The power of appointing a new Sixth Issuer Security Trustee and removing the Sixth Issuer Security Trustee or any new Sixth Issuer Security Trustee shall be vested in the Sixth Issuer, provided that such appointment or removal must be approved by (i) an Extraordinary Resolution of the Class A Sixth Issuer Noteholders, the Class B Sixth Issuer Noteholders and the Class C Sixth Issuer Noteholders; and (ii) by each Sixth Issuer Secured Creditor (such approval not to be reasonably withheld or delayed). A trust corporation may be appointed sole security trustee hereof but subject hereto there shall be at least two security trustees hereof. Any appointment of a new Sixth Issuer Security Trustee and any retirement or removal of an existing Sixth Issuer Security Trustee hereof shall as soon as practicable thereafter be notified by the Sixth Issuer to the Sixth Issuer Secured Creditors.

(b)   Any new Sixth Issuer Security Trustee must (i) meet the requirements of section 26(a)(1) of the US Investment Company Act of 1940; (ii) not be an affiliate (as defined in Rule 405 of the US Securities Act of 1933, as amended) of the Sixth Issuer or of any person involved in the organisation or operation of the Sixth Issuer; (iii) not offer or provide credit or credit enhancement to the Sixth Issuer; and (iv) execute an agreement or instrument concerning the Sixth Issuer Notes containing provisions to the effect set forth in section 26(a)(3) of the US Investment Company Act of 1940.

26.2  POWER OF SIXTH ISSUER SECURITY TRUSTEE

      Notwithstanding the provisions of CLAUSE 26.1 (Power of Sixth Issuer), the Sixth Issuer Security Trustee may (as attorney for the Sixth Issuer) upon giving prior notice to the Sixth Issuer but without the consent of the Sixth Issuer or the Sixth Issuer Secured Creditors appoint any person established or resident in any jurisdiction (whether a trust corporation or


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                                       52



      not) to act either as a separate security trustee or as a co-trustee jointly with the Sixth Issuer Security Trustee:

      (a) if the Sixth Issuer Security Trustee considers such appointment to be in the interests of the Sixth Issuer Secured Creditors (or any of them);

      (b) for the purposes of conforming to any legal requirement, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed or any Sixth Issuer Charged Property is or is to be located; or

      (c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Deed or any of the other Transaction Documents to which the Sixth Issuer Security Trustee is a party or obligations arising pursuant thereto or any of the security constituted by or pursuant to this Deed.

      The Sixth Issuer hereby irrevocably appoints the Sixth Issuer Security Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Deed or any of the other Transaction Documents to which the Sixth Issuer Security Trustee is a party) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Sixth Issuer Security Trustee by this Deed or any of the other Transaction Documents to which the Sixth Issuer Security Trustee is a party) and such duties and obligations as shall be conferred or imposed on it by the instrument of appointment. The Sixth Issuer Security Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Sixth Issuer Security Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Deed be treated as costs, charges and expenses incurred by the Sixth Issuer Security Trustee.

26.3  MULTIPLE TRUSTEES

      Whenever there shall be more than two security trustees hereof, the majority of such security trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Deed and any of the other Transaction Documents in the Sixth Issuer Security Trustee generally.

27.   RETIREMENT OF SIXTH ISSUER SECURITY TRUSTEE

      Any security trustee for the time being of this Deed may retire at any time upon giving not less than three months' prior notice in writing to the Sixth Issuer without assigning any reason therefor and without being responsible for any costs resulting from such retirement. The retirement or removal of any security trustee shall not become effective unless there remains at least one security trustee hereof being a trust corporation in office upon such retirement or removal. The Sixth Issuer covenants that, in the event of a security trustee (being a sole security trustee or the only trust corporation) giving notice under this Clause or being removed as referred to in CLAUSE 26.1 (Power of Sixth Issuer), it shall use its best endeavours to procure a new security trustee of this Deed (being a trust corporation) to be appointed as soon as reasonably practicable thereafter.



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                                       53


28.   TRUST INDENTURE ACT PREVAILS

      If any provision of this Deed limits, qualifies or conflicts with another provision which is required to be included in this Deed by, and is not subject to a contractual waiver under, the U.S. Trust Indenture Act of 1939, as amended, the required provision of that act shall prevail.

29.   NOTICES AND DEMANDS

29.1  SERVICE OF NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent to the addresses given in CLAUSE 29.2 by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post.

29.2  ADDRESS

      The addresses referred to in this CLAUSE 29 (Address) are as follows:

      (a) in the case of the Sixth Issuer, to Holmes Financing (No. 6) plc at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number (44) 20 [___]) for the attention of The Company Secretary with a copy to Abbey House ([___]), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 [___]) for the attention of Securitisation Team, Risk Operations;

      (b) in the case of the Sixth Issuer Security Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number ___) for the attention of ___;

      (c) in the case of the Note Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number ___) for the attention of ___;

      (d) in the case of the Agent Bank, to JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 1202 347 945) for the attention of the Manager, Capital Markets Fiduciary Services,;

      (e) in the case of the Principal Paying Agent, to JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 1202 347 945) for the attention of the Manager, Capital Markets Fiduciary Services,;

      (f) in the case of the Sixth Issuer Liquidity Facility Provider, to ___ (facsimile number ___) for the attention of ___;

      (g) in the case of the Sixth Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number (44) 20 [___]) for the attention of The Company Secretary with a copy to Abbey House ([___]), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 [___]) for the attention of Securitisation Team, Risk Operations;

      (h) in the case of the Sixth Issuer Sterling Account Bank, to Abbey National plc at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile


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                                       54



            number (44) 20 [___]) for the attention of The Company Secretary with copies to (i) Abbey National plc, 21 Prescot Street, London E1 8AD (facsimile number (44) 20 7612 5088) for the attention of Head of Subsidiary Banking and (ii) Abbey National plc, c/o Abbey House ([___]), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 []) for the attention of Securitisation Team, Risk Operations;

      (i) in the case of the Sixth Issuer Non-Sterling Account Bank, to Citibank N.A., London Branch, 336 Strand, London WC2R 1HB (facsimile number (44) 20 7500 2262) for the attention of Nigel Kilvington;

      (j) in the case of the US Paying Agent, to JPMorgan Chase Bank, New York Branch, 450 West 33rd Street, New York, NY 10001-2697 (facsimile number (1) 212 946 8177) for the attention of Manager - Capital Markets Fiduciary Services;

      (k) in the case of the Swiss Paying Agents, to UBS AG, Zurich Bahnhofstrasse 45, CH-8098 Zurich, Switzerland (facsimile number
            (41) [___]) for the attention of [___];

      (l) in the case of the Registrar and the Transfer Agent, to J.P. Morgan Bank Luxembourg S.A., 5 rue Plaetis, L-2238, Luxembourg, Grand Duchy of Luxembourg (facsimile number (352) 4626 85380) for the attention of Manager, Capital Markets Fiduciary Services;

      (m) in the case of the Series 1 Class A Dollar Currency Swap Provider, the Series 1 Class B Dollar Currency Swap Provider, the Series 1 Class C Dollar Currency Swap Provider, the Series 2 Class A Dollar Currency Swap Provider, the Series 2 Class B Dollar Currency Swap Provider, the Series 2 Class C Dollar Currency Swap Provider, the Series 4 Class A3 Dollar Currency Swap Provider, the Series 4 Class B Dollar Currency Swap Provider and the Series 4 Class C Dollar Currency Swap Provider, to ___ (facsimile number ___) for the attention of ___;

      (n) in the case of the Series 3 Class A Euro Currency Swap Provider, the Series 3 Class B Euro Currency Swap Provider and the Series 3 Class C Euro Currency Swap Provider, to ___ (facsimile number ___) for the attention of ___;

      (o) in the case of the Series 4 Class A2 Swiss Franc Currency Swap Provider, to ___ (facsimile number ___) for the attention of ___;

      (p) in the case of the Corporate Services Provider, to SPV Management Limited, 78 Cannon Street, London EC4N 6HH (facsimile number (44) 20 7220 7819) for the attention of Martin McDermott;

      (q) in the case of Fitch, to Fitch Ratings Limited, Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number (44) 20 7417 6262) for the attention of European Structured Finance;

      (r) in the case of Moody's, to Moody's Investor Services, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number (44) 20 7772
            5400) for the attention of Nick Lindstrom, Asset Backed Finance; and


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                                       55


      (s) in the case of S&P, to Standard & Poor's, Garden House, 18 Finsbury Circus, London EC2M 7BP (facsimile number (44) 20 7826 3598) for the attention of the Structured Finance Surveillance Group, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 29.

30.   FURTHER PROVISIONS

30.1  EVIDENCE OF INDEBTEDNESS

      In any action, proceedings or claim relating to this Deed or the charges contained in this Deed, a statement as to any amount due to any Sixth Issuer Secured Creditor or of the Sixth Issuer Secured Obligations or any part thereof or a statement of any amounts which have been notified to the Sixth Issuer Security Trustee as being amounts due to any Sixth Issuer Secured Creditor which is certified as being correct by an officer of the Sixth Issuer Security Trustee or an officer of the relevant Sixth Issuer Secured Creditor shall, save in the case of manifest error, be conclusive evidence that such amount is in fact due and payable.

30.2  RIGHTS CUMULATIVE, WAIVERS

      The respective rights of the Sixth Issuer Security Trustee, the Sixth Issuer Secured Creditors and any Receiver are cumulative, and may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The respective rights of the Sixth Issuer Security Trustee, the Sixth Issuer Secured Creditors and any Receiver in relation to this Deed (whether arising under this Deed or under the general law) shall not be capable of being waived or varied otherwise than by express waiver or variation in writing; and, in particular, any failure to exercise or any delay in exercising any such rights shall not operate as a variation or waiver of that or any other such right; any defective or partial exercise of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

30.3  INVALIDITY OF ANY PROVISION

      If any of the provisions of this Deed become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

30.4  SEVERABILITY

      Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Sixth Issuer hereby waives any provision of law but only to the extent permitted by law which renders any provision of this Deed prohibited or unenforceable in any respect.


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                                       56


30.5  COUNTERPARTS

      This Deed may be executed in any number of counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument Provided, however, that this Deed shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Deed.

30.6  NOTEHOLDERS

      The Sixth Issuer, the Sixth Issuer Security Trustee, the Registrar, the Transfer Agent and the Paying Agents and the Swiss Paying Agents may (to the fullest extent permitted by applicable laws) deem and treat the registered holder of any Definitive Sixth Issuer Note (other than Series 4Class A2 Definitive Sixth Issuer Note) or Global Sixth Issuer Note (other than Series 4 Class A2 Global Sixth Issuer Note) as the absolute owner of such Definitive Sixth Issuer Note or Global Sixth Issuer Note, as the case may be, for all purposes (whether or not such Definitive Sixth Issuer Note or Global Sixth Issuer Note shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft thereof), and the Sixth Issuer, the Sixth Issuer Security Trustee, the Registrar, the Transfer Agent, the Paying Agents and the Swiss Paying Agents shall not be affected by any notice to the contrary. All payments made to the registered holder of any Definitive Sixth Issuer Note or to or to the order of the registered holder of any Global Sixth Issuer Note shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the monies payable upon such Sixth Issuer Notes.

31.   CHOICE OF LAW

31.1  GOVERNING LAW

      This Deed is governed by, and shall be construed in accordance with English law.

31.2  SUBMISSION TO JURISDICTION

      For the benefit of the Sixth Issuer Noteholders, the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer, the Note Trustee, the Agent Bank, the Account Bank and the Sixth Issuer Security Trustee:

      (a) all the parties agree that the courts of England are, subject to PARAGRAPHS (B) and (C) below, to have exclusive jurisdiction to settle any disputes which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with the jurisdiction of the English courts;

      (b) the agreement contained in PARAGRAPH (A) above is included for the benefit of the Sixth Issuer Noteholders, the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer, the Note Trustee, the Agent Bank, the Account Bank and the Sixth Issuer Security Trustee. Accordingly, notwithstanding the exclusive agreement in PARAGRAPH
            (A) above, the Sixth Issuer Noteholders, the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer, the Note Trustee, the Agent Bank, the Account Bank and the Sixth Issuer Security Trustee shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended);

      (c) each of the Sixth Issuer Noteholders, the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer, the Note Trustee, the Agent Bank, the Account Bank and the Sixth Issuer Security Trustee may in its absolute discretion take proceedings in the courts of any other country which may have jurisdiction, to whose jurisdiction the Sixth Issuer irrevocably submits;

      (d) the US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent each irrevocably waives any objections on the ground or venue or forum non conveniens or any similar ground;

      (e) the US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent each irrevocably agrees that a judgment or order of any court referred to in this Clause in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

      (f) the US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent each irrevocably consents to service of process by mail or in any other manner permitted by the relevant law.

31.3  AGENT FOR PROCESS

      The US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent each shall at all times maintain an agent for service of process of any other documents in proceedings in England or any proceedings in connection with this Deed. Such agent shall be the Principal Paying Agent having its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT (and by execution of this Deed, the Principal Paying Agent hereby accepts such appointment). Any writ judgment or other notice of legal process shall be sufficiently served on the Sixth Issuer if delivered to such agent at its address for the time being. The US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent each undertakes not to revoke the authority of the above agent and if, for any reason, the Sixth Issuer Security Trustee requests the US Paying Agent, each Swiss Paying Agent, the Registrar or the Transfer Agent to do so, the US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent shall promptly appoint another such agent with an address in England and advise the Note Trustee, the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer Swap Providers, the Corporate Services Provider and the Sixth Issuer Security Trustee thereof. If following such a request the US Paying Agent, each Swiss Paying Agent, the Registrar or the Transfer Agent fails to appoint another agent the Sixth Issuer Security Trustee shall be entitled to appoint one on their behalf.

      The US Paying Agent, each Swiss Paying Agent, the Registrar and the Transfer Agent each agrees that failure by a process agent to notify the US Paying Agent, each Swiss Paying Agent, the Registrar or the Transfer Agent of the process will not invalidate the proceedings concerned.

                                   SCHEDULE 1

                                POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on ___ October, 2002 by HOLMES FINANCING (NO. 6) PLC (registered number 4359738) whose registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (the "PRINCIPAL").

WHEREAS

(1)   By virtue of a deed of charge (the "SIXTH ISSUER DEED OF CHARGE") dated
      ___ October, 2002 between the Principal, the Sixth Issuer Security Trustee, the Note Trustee, the Agent Bank, the Principal Paying Agent, the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer Cash Manager, the Sixth Issuer Account Banks, the US Paying Agent, the Swiss Paying Agents, the Registrar, the Transfer Agent, the Sixth Issuer Swap Providers and the Corporate Services Provider (each as referred to therein) provision was made for the execution by the Principal of this Power of Attorney.

(2) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Sixth Issuer Deed of Charge.

NOW THIS POWER OF ATTORNEY WITNESSETH

1. The Principal hereby irrevocably and by way of security for the performance of the covenants, conditions, obligations and undertakings on the part of the Principal contained in the Sixth Issuer Deed of Charge appoints The Bank of New York and any other person or persons for the time being the security trustee or security trustees of and under the Sixth Issuer Deed of Charge (the "ATTORNEY") and any Receiver (including any administrative receiver) and any manager (the "RECEIVER") and/or administrator (the "ADMINISTRATOR") appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Principal's name or otherwise jointly and severally to do any act matter or thing which the Attorney, Receiver or Administrator considers in each case bona fide necessary for the protection or preservation of the Attorney's interests and rights in and to the Sixth Issuer Charged Property or which ought to be done under the covenants, undertakings and provisions contained in the Sixth Issuer Deed of Charge on or at any time after the service of a Sixth Issuer Note Enforcement Notice or in any other circumstances where the Attorney has become entitled to take the steps referred to in CLAUSES 9.5 to 9.11 (inclusive) of the Sixth Issuer Deed of Charge including (without limitation) any or all of the following:

      (a) to do every act or thing which the Attorney, Receiver or Administrator may deem to be necessary, proper or expedient for fully and effectually vesting, transferring or assigning the Sixth Issuer Security and/or the Sixth Issuer Charged Property or any part thereof and/or the Principal's estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof in the same manner and as fully and effectually in all respects as the Principal could have done; and

      (b) the power by writing under its hand by an officer of the Attorney (including every Receiver appointed under the Sixth Issuer Deed of Charge) from time to time to appoint a substitute attorney (each a "SUBSTITUTE") who shall have power to act on behalf of the Principal as if that Substitute shall have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

2. In favour of the Attorney, any Receiver and/or Administrator and/or Substitute, or a person dealing with any of them and the successors and assigns of such a person, all acts done and documents executed or signed by the Attorney, a Receiver, an Administrator or a Substitute in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.

3. The Principal irrevocably and unconditionally undertakes to indemnify the Attorney and each Receiver and/or Administrator and/or Substitute appointed from time to time by the Attorney and their respective estates against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the fraud, negligence or wilful default of the relevant Indemnified Party or its officers or employees.

4. The provisions of CLAUSE 3 shall continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.

5. The laws of England shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Receiver and/or Administrator and/or Substitute carried out or purported to be carried out under the terms hereof.

6. The Principal hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Receiver or Administrator or Substitute shall properly and lawfully do or cause to be done in and concerning the Sixth Issuer Security Trustee's Sixth Issuer Security and/or the Sixth Issuer Charged Property.

IN WITNESS whereof this Power of Attorney has been executed and delivered as a deed by the Principal the day and year first before written.

EXECUTED as a DEED by )
HOLMES FINANCING (NO. 6) PLC                         )
in the presence of:                                  )


                      Director

                      Director/Secretary

                                   SCHEDULE 2

             FORM OF NOTICE OF ASSIGNMENT AND CONSENT TO ASSIGNMENT

                          FORM OF NOTICE OF ASSIGNMENT

From:    Holmes Financing (No. 6) PLC (the "SIXTH ISSUER")
         The Bank of New York (the "SIXTH ISSUER SECURITY TRUSTEE")



To:      Barclays Bank PLC
         Barclays Capital Inc.
         J.P. Morgan Securities Ltd.
         J.P. Morgan Securities Inc.
         UBS AG, acting through its business group UBS Warburg


                                                              ___ October, 2002

Dear Sirs,

US$[1,000,000,000] SERIES 1 CLASS A ASSET BACKED FLOATING RATE NOTES DUE
 [OCTOBER 2003]
US$[33,000,000] SERIES 1 CLASS B ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[49,000,000] SERIES 1 CLASS C ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[1,250,000,000] SERIES 2 CLASS A ASSET BACKED FLOATING RATE NOTES DUE
 [APRIL 2008]
US$[41,000,000] SERIES 2 CLASS B ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[61,000,000] SERIES 2 CLASS C ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
(euro)[1,174,000,000] SERIES 3 CLASS A ASSET BACKED FIXED-FLOATING RATE
 NOTES DUE [OCTOBER, 2009]
(euro)[39,000,000] SERIES 3 CLASS B ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
(euro)[57,000,000] SERIES 3 CLASS C ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[750,000,000] SERIES 4 CLASS A1 ASSET BACKED FLOATING RATE NOTES DUE [OCTOBER 2009]
CHF [691,000,000] SERIES 4 CLASS A2 ASSET BACKED FIXED-FLOATING RATE NOTES DUE
 [OCTOBER 2009]
US$[40,000,000] SERIES 4 CLASS B ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[59,000,000] SERIES 4 CLASS C ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[750,000,000] SERIES 5 CLASS A ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[25,000,000] SERIES 5 CLASS B ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]
US$[36,000,000] SERIES 5 CLASS C ASSET BACKED FLOATING RATE NOTES DUE
 [JULY 2040]

We hereby give you notice that by an Sixth Issuer Deed of Charge dated o October, 2002 and made between the Sixth Issuer, the Sixth Issuer Security Trustee and others, the Sixth Issuer assigned to the Sixth Issuer Security Trustee all of its right, title, interest and benefit, present and future, in, to and under the Underwriting Agreement and the Subscription Agreements relating to the Notes dated, in each case, ___ October, 2002, made between, inter alios, the Sixth Issuer and the Managers named therein (the "AGREEMENT").

You are authorised and instructed henceforth to deal with the Sixth Issuer Security Trustee in relation to the Agreement without further reference to us.

This notice is irrevocable. Please acknowledge receipt of this notice to the Sixth Issuer Security Trustee on the attached Consent to Assignment.

Yours faithfully,


.................................                   .............................
For and on behalf of                               For and on behalf of
HOLMES FINANCING (NO. 6) PLC                       _____________________________
                                                   THE BANK OF NEW YORK

                              CONSENT TO ASSIGNMENT

From:    Barclays Bank PLC
         Barclays Capital Inc.
         J.P. Morgan Securities Ltd.
         J.P. Morgan Securities Inc.
         UBS AG, acting through its business group, UBS Warburg


To: The Bank of New York (the "SIXTH ISSUER SECURITY TRUSTEE") Holmes Financing (No. 6) PLC (the "SIXTH ISSUER")

                                                             ___ October, 2002

Dear Sirs,

We hereby acknowledge receipt of the notice of assignment dated ___ October, 2002 relating to the Sixth Issuer Deed of Charge dated ___ October, 2002 between the Sixth Issuer, the Sixth Issuer Security Trustee and others as adequate notice of the assignment described therein.

We agree to deal only with Sixth Issuer Security Trustee in relation to (as applicable) the Underwriting Agreement and the Subscription Agreements dated, in each case, ___ October, 2002 between the Sixth Issuer and the Underwriters or the Managers (as applicable) named therein (the "AGREEMENT") without any reference to the Sixth Issuer.

We have not received from any other person any notice of assignment or charge of or any interest in the Agreement.

Yours faithfully,


....................................        .....................................
For and on behalf of                       For and on behalf of
BARCLAYS BANK PLC                          J.P. MORGAN SECURITIES LTD.




...................................         .....................................
For and on behalf of                       For and on behalf of
BARCLAYS CAPITAL INC.                      J.P. MORGAN SECURITIES INC.




....................................
For and on behalf of
UBS AG ACTING THROUGH ITS BUSINESS GROUP UBS WARBURG (ON BEHALF OF THE MANAGERS OF THE SERIES 4 CLASS A2 SIXTH ISSUER NOTES)

IN WITNESS WHEREOF the parties hereto have caused this Deed to be duly executed and delivered as a deed the day and year first before written.

SIXTH ISSUER

EXECUTED as a DEED    )
by HOLMES FINANCING (NO. 6) PLC                      )      Director
acting by two directors/                             )
a director and the secretary                         )      Director/Secretary




SIXTH ISSUER SECURITY TRUSTEE AND NOTE TRUSTEE

EXECUTED as a DEED by                                )
THE BANK OF NEW YORK  )
                      )
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:



AGENT BANK AND PRINCIPAL PAYING AGENT

EXECUTED as a DEED by                                )
JP MORGAN CHASE BANK,
LONDON BRANCH                                        )
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:

SIXTH ISSUER LIQUIDITY FACILITY PROVIDER

EXECUTED as a DEED by                                )
________________________)
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:


SIXTH ISSUER CASH MANAGER AND
SIXTH ISSUER STERLING ACCOUNT BANK

EXECUTED as a DEED    )
by ABBEY NATIONAL PLC )                                       Director
acting by two directors/                             )
a director and the secretary                         )        Director/Secretary


SIXTH ISSUER NON-STERLING ACCOUNT BANK

EXECUTED as a DEED    )
by CITIBANK N.A.      )
LONDON BRANCH         )
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:


US PAYING AGENT

EXECUTED as a DEED by                                )
JP MORGAN CHASE BANK, )
NEW YORK BRANCH acting by its attorney               )
in the presence of:                                  )

Witness:

Name:

Address:

SWISS PRINCIPAL PAYING AGENT AND SWISS AGENT BANK

EXECUTED as a DEED by )
UBS AG, ZURICH        )
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:


REGISTRAR AND TRANSFER AGENT

EXECUTED as a DEED by                                )
J.P. MORGAN BANK      )
LUXEMBOURG S.A.       )
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:


SERIES 1 CLASS A DOLLAR SWAP PROVIDER,
SERIES 1 CLASS B DOLLAR SWAP PROVIDER,
SERIES 1 CLASS C DOLLAR SWAP PROVIDER
SERIES 2 CLASS A DOLLAR CURRENCY SWAP PROVIDER,
SERIES 4 CLASS A1 DOLLAR CURRENCY SWAP PROVIDER,
SERIES 4 CLASS B DOLLAR CURRENCY SWAP PROVIDER,
SERIES 4 CLASS C DOLLAR CURRENCY SWAP PROVIDER
SERIES 2 CLASS B DOLLAR CURRENCY SWAP PROVIDER,
SERIES 2 CLASS C DOLLAR CURRENCY SWAP PROVIDER AND
SWISS FRANC CURRENCY SWAP PROVIDER

EXECUTED as a DEED by
______________________)
                      )
acting by its attorney                                )
in the presence of:                                   )

Witness:

Name:

Address:

SERIES 3 CLASS A EURO CURRENCY SWAP PROVIDER,
SERIES 3 CLASS B EURO CURRENCY SWAP PROVIDER AND
SERIES 3 CLASS C EURO CURRENCY SWAP PROVIDER

EXECUTED as a DEED by                                )
______________________                               )
acting by its attorney                               )
in the presence of:                                  )

Witness:

Name:

Address:



SWISS FRANC CURRENCY SWAP PROVIDER
acting by its attorney                               )
in the presence of:                                  )

Witness:                                             )

Name:                                                )

Address:                                             )


CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                                )
SPV MANAGEMENT LIMITED                               )
acting by two directors/                             )
a director and the secretary                         )

Director

Director/Secretary